As filed with the Securities and Exchange Commission on May 8, 1998

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                   FIRST FEDERAL BANK OF THE SOUTHWEST, INC.
             (Exact name of Registrant as specified in its Charter)

          Delaware                         6035                  Applied For
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
      of incorporation          Industrial Classification    Identification No.)
      or organization)                 Code Number)

            300 North Pennsylvania Avenue, Roswell, New Mexico 88201
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  ------------

                               Aubrey L. Dunn, Jr.
                      President and Chief Executive Officer
                    First Federal Bank of the Southwest, Inc.
                          300 North Pennsylvania Avenue
                            Roswell, New Mexico 88201
                                 (505) 622-6201
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

                                Gary A. Lax, P.C.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liabilty partnership including professional corporations)
                              7th Floor, East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                                 (202) 414-6100

                                  ------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================================
     Title of Each            Amount      Proposed Maximum   Proposed Maximum
  Class of Securities         to be        Offering Price   Aggregate Offering      Amount of
    to be Registered      Registered (1)    Per Share (1)        Price (1)      Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, par value   409,000 shares        $53.29          $21,795,610         $6,430.00
$.01 per share
================================================================================================

-----------
(1) Estimated solely for the purpose of calculating the registration fee based upon the book value per share of First Federal Savings Bank of New Mexico common stock.

                    FIRST FEDERAL BANK OF THE SOUTHWEST, INC.

         Cross-Reference Sheet Pursuant to Item 501(b) of Regulation S-K Between Items in Part I of Form S-4 and Prospectus/Proxy Statement

 Item
Number          Caption in Form S-4                 Caption in Prospectus
------  -----------------------------------  -----------------------------------
   1    Forepart of Registration Statement
        and Outside Front Cover Page of
        Prospectus ........................  Facing Page of Registration
                                             Statement; Cross-Reference Sheet;
                                             Available Information

   2    Inside Front and Outside Back Cover
        Pages of Prospectus ...............  Cover Page; Table of Contents;
                                             Available Information; Financial
                                             Statements

   3    Risk Factors, Ratios of Earnings
        to Fixed Charges and Other
        Information .......................  Summary; The Company

   4    Terms of the Transaction ..........  Summary; Proposal I -- The Holding
                                             Company Merger and Reorganization,
                                             Appendix A

   5    Pro Forma Financial Information ...  Financial Statements

   6    Material Contracts With the Company
        Being Acquired ....................  Summary; Proposal I -- The Holding
                                             Company Merger and Reorganization;
                                             Appendix A

   7    Additional Information Required for
        Reoffering by Persons and Parties
        Deemed to be Underwriters .........  Not Applicable

   8    Interests of Named Experts and
        Counsel ...........................  Legal Opinion

   9    Disclosure of Commission Position
        on Indemnification for Securities
        Act Liabilities ...................  Proposal I -- The Holding Company
                                             Merger and Reorganization --
                                             Comparison of Stockholder Rights

  10    Information With Respect to S-3
        Registrants .......................  Not Applicable

  11    Incorporation of Certain
        Information by Reference ..........  Not Applicable

 Item
Number          Caption in Form S-4                 Caption in Prospectus
------  -----------------------------------  -----------------------------------
  12    Information With Respect to S-2 or
        S-3 Registrants ...................  Not Applicable

  13    Incorporation of Certain
        Information by Reference ..........  Not Applicable

  14    Information With Respect to
        Registrants Other Than S-3 or S-2
        Registrants .......................  Proposal I -- The Holding Company
                                             Merger and Reorganization;
                                             Financial Statements; The Company;
                                             Appendix D

  15    Information With Respect to S-3
        Companies .........................  Not Applicable

  16    Information With Respect to S-2 or
        S-3 Companies .....................  Not Applicable

  17    Information With Respect to
        Companies Other Than S-3 or S-2
        Companies .........................  Not Applicable

  18    Information if Proxies, Consents
        or Authorizations are to be
        Solicited .........................  Summary; General Information;
                                             Proposal I -- The Holding Company
                                             Merger and Reorganization

  19    Information if Proxies, Consents
        or Authorizations are not to
        be Solicited or in an Exchange
        Offer .............................  Not Applicable

                    First Federal Savings Bank of New Mexico
                          300 North Pennsylvania Avenue
                            Roswell, New Mexico 88201
                                 (505) 622-6201

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be Held on __________, 1998

     Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of First Federal Savings Bank of New Mexico ("First Federal" or the "Bank") will be held at the main office of the Bank, located at 300 North Pennsylvania Avenue, Roswell, New Mexico, on __________, 1998 at _:__ _.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. A proposal to adopt a holding company structure for the Bank with the result that the Bank will become a wholly owned subsidiary of First Federal Bank of the Southwest, Inc. as provided in the Agreement and Plan of Merger attached as Appendix A to this Proxy Statement;

     2. A proposal to adjourn the Meeting in the event that a sufficient number of votes necessary to approve the Agreement is not received; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on ___________, 1998 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                        By Order of the Board of Directors



                                        Ronald D. Rogers,
                                        Secretary

Roswell, New Mexico
____________, 1998

--------------------------------------------------------------------------------
IMPORTANT:  THE  PROMPT  RETURN OF  PROXIES WILL  SAVE THE  BANK THE
EXPENSE OF FURTHER  REQUESTS  FOR PROXIES  TO ENSURE  A QUORUM AT  THE
MEETING.  A SELF-ADDRESSED ENVELOPE IS  ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE  IS  REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY ...................................................................   1
  Date, Time and Place of Meeting .........................................   1
  Purpose of Meeting ......................................................   1
  Record Date .............................................................   1
  Vote Required for Approval of Proposals .................................   1
  The Holding Company Reorganization ......................................   1
  Conditions and Regulatory Approvals .....................................   2
  Federal Income Tax Consequences .........................................   2
  Rights of Dissenting Stockholders .......................................   2
  Regulation and Supervision ..............................................   2
  Differences Between Bank Common Stock and Company Common Stock...........   2
  Recommendation and Reasons ..............................................   3

GENERAL INFORMATION........................................................   4
  Introduction ............................................................   4
  Revocation of Proxies ...................................................   4
  Vote Required for Approval of Proposals .................................   4
  Voting Securities and Principal Holders Thereof .........................   5
  Board of Directors of the Bank ..........................................   5
  Executive Officers Who Are Not Directors ................................   7
  Director Compensation ...................................................   8
  Executive Compensation ..................................................   8
  401(k) Profit Sharing Plan ..............................................   8
  Certain Transactions ....................................................   9

PROPOSAL I -- THE HOLDING COMPANY MERGER AND REORGANIZATION................   9
  Parties to the Merger Agreement .........................................   9
  Reasons for the Reorganization ..........................................   9
  Description of the Transaction; Exchange Ratio ..........................  11
  Federal Income Tax Consequences .........................................  11
  Rights of Dissenting Stockholders .......................................  12
  Conditions to the Reorganization ........................................  14
  Amendment or Termination ................................................  14
  Effective Date of the Reorganization ....................................  15
  Exchange of Stock Certificates Not Required .............................  15
  Operations After the Reorganization .....................................  15
  Accounting Treatment ....................................................  16
  Stock Option and Incentive Plan .........................................  16
  Comparison of Stockholder Rights ........................................  16
  Other Restrictions on Acquisitions of Stock .............................  22

PROPOSAL II -- ADJOURNMENT OF THE SPECIAL MEETING .........................  23

FINANCIAL STATEMENTS ......................................................  24

THE BANK ..................................................................  24

THE COMPANY ...............................................................  24
  General .................................................................  24
  Regulation ..............................................................  25
  Federal and State Taxation ..............................................  26
  Restrictions on Resale of Company Stock Received by Certain Persons......  26
  Company Management ......................................................  26

LEGAL OPINION .............................................................  27

STOCKHOLDER PROPOSALS .....................................................  27

OTHER MATTERS .............................................................  27

APPENDIX A -- AGREEMENT AND PLAN OF MERGER ................................ A-1

APPENDIX B -- HOLDING COMPANY CERTIFICATE OF INCORPORATION ................ B-1

APPENDIX C -- RIGHTS OF DISSENTING STOCKHOLDERS ........................... C-1

APPENDIX D -- ANNUAL REPORT TO STOCKHOLDERS FOR
  THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 ................................ D-1

                              AVAILABLE INFORMATION

     This Proxy Statement of First Federal Savings Bank of New Mexico ("First Federal" or the "Bank") also serves as the prospectus relating to the offer by First Federal Bank of the Southwest, Inc. (the "Company"), a newly-formed Delaware corporation, of shares of its common stock, par value $.01 per share ("Company Common Stock"), in exchange for the outstanding shares of common stock of the Bank, par value $1.00 per share ("Bank Common Stock"), in connection with a proposed reorganization (the "Reorganization") pursuant to which the Company would become the holding company for the Bank, as more fully discussed under "Proposal I -- The Holding Company Merger and Reorganization."

     The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 under the Securities Act of 1933 (the "Securities Act"), as amended (Registration Statement No. 333-_____), with respect to the shares of Company Common Stock issuable upon the exchange of Bank Common Stock in the Reorganization as described herein. As permitted by the rules and regulations of the SEC, this Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to Company Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which can be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at the above-stated address. The SEC also maintains an internet address ("Web site") that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address for this Web site is "http://www.sec.gov."

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY EITHER THE BANK OR THE COMPANY OR THEIR MANAGEMENT. EXCEPT AS OTHERWISE EXPRESSLY INDICATED, ALL INFORMATION IS GIVEN AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AFTER SUCH DATE NOR ANY OFFER, SALE OR EXCHANGE OF ANY SECURITY MADE HEREUNDER AFTER SUCH DATE SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE SUCH DATE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE OFFICE OF THRIFT SUPERVISION ("OTS") OR THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), NOR HAS THE SEC, OTS OR THE FDIC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                     SUMMARY

     The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary is not complete and is qualified in its entirety by the more detailed information appearing in this Proxy Statement/Prospectus and appendices. Stockholders should review the entire Proxy Statement/Prospectus and, in particular, the specific sections referred to in this summary.

Date, Time and Place of Meeting
-------------------------------

     _______________, 1998, at _:__ _.m., Roswell, New Mexico time, at the main office of the Bank, located at 300 North Pennsylvania Avenue, Roswell, New Mexico.

Purpose of Meeting
------------------

     The primary purpose of the Meeting is to consider and vote upon a proposal to adopt a holding company structure. If the proposal to adopt a holding company structure is approved, First Federal will conduct its operations as a wholly owned subsidiary of the Company, a Dela ware corporation formed for the purpose of serving as the holding company for the Bank.

     Stockholders are also being asked to vote on a proposal to adjourn the Meeting if sufficient votes are not obtained to approve the holding company structure.

Record Date
-----------

     Only holders of record of shares of the Bank Common Stock, at the close of business on ___________, 1998, are entitled to vote at the Meeting.

Vote Required for Approval of Proposals
---------------------------------------

     The affirmative vote of the holders of at least 204,434 shares of Bank Common Stock, a majority of the total shares outstanding on the record date, is required to approve the proposal to adopt a holding company structure. The affirmative vote of a majority of the shares voted on such proposal is required to approve the proposal to adjourn the Meeting. Directors and officers (12 persons) beneficially own 180,420 shares, or 44.13% of the Bank's outstanding Common Stock.

The Holding Company Reorganization
----------------------------------

     Under the Agreement and Plan of Merger (the "Agreement") attached hereto as Appendix A, the Bank will be merged with an interim subsidiary of the Company. As a result of this transaction (the "Reorganization") each share of Bank Common Stock will be converted into one share of the

Company. See "Proposal I -- The Holding Company Merger and Reorganization -- Description of the Transaction; Exchange Ratio."

Conditions and Regulatory Approvals
-----------------------------------

     The consummation of the Reorganization is conditioned upon the fulfillment of certain conditions set forth in the Agreement, including approval by the stockholders of the Bank and by the Office of Thrift Supervision ("OTS"). See "Proposal I -- The Holding Company Merger and Reorganization -- Conditions to the Reorganization."

Federal Income Tax Consequences
-------------------------------

     The Reorganization will qualify as a tax-free reorganization. No gain or loss will be recognized by Bank stockholders whose shares are converted into Company Common Stock. See "Proposal I -- The Holding Company Merger and Reorganization -- Federal Income Tax Consequences."

Rights of Dissenting Stockholders
---------------------------------

     Under federal regulations, dissenters' rights of appraisal are available to First Federal shareholders who follow certain prescribed procedures. In the event that the holders of more than 10% of the Bank's Common Stock perfect their rights to appraisal, the Bank may determine not to consummate the Reorganization. See "Proposal I -- The Holding Company Merger and Reorganization -- Rights of Dissenting Stockholders."

Regulation and Supervision
--------------------------

     After the Reorganization, the Company will be a thrift institution holding company regulated by the OTS. While the Company filed its Registration Statement with the SEC under the Securities Act, it intends to immediately de-register with the SEC following the effectiveness of the Reorganization in order to avoid the expense of ongoing reporting obligations. See "The Company -- Regulation." The Bank will continue to be regulated by the OTS.

Differences Between Bank Common Stock and Company Common Stock
--------------------------------------------------------------

     After the consummation of the Reorganization, the rights of the stockholders of the Company will be governed by Delaware law and the Certificate of Incorporation and Bylaws of the Company, whereas the rights of stockholders of the Bank are governed by its charter and bylaws and by federal statutes and regulations. As a result, certain differences will exist between the rights of stockholders of the Company and those of the Bank. These differences relate to such matters as the issuance of additional capital stock, amendment of governing instruments, transactions with affiliates, limitations on director liability, and indemnification of officers and directors. For a description of these differences, see "Proposal I -- The Holding Company Merger and Reorganization -- Comparison of Stockholder Rights."

Recommendation and Reasons
--------------------------

     The Bank's Board of Directors has unanimously approved the Agreement and unanimously recommends that the stockholders vote FOR approval of the Reorganization. A holding company structure offers significant advantages in comparison to the Bank's present corporate structure. These advantages include a broader range of permissible financial activities, increased organizational flexibility and the ability to repurchase Company stock without adverse tax consequences. The Board of Directors also recommend that stockholders vote FOR proposals to adjourn the Meeting.

                                 PROXY STATEMENT

                    FIRST FEDERAL SAVINGS BANK OF NEW MEXICO
                          300 North Pennsylvania Avenue
                            Roswell, New Mexico 88201
                                 (505) 622-6201

                         SPECIAL MEETING OF STOCKHOLDERS
                                __________, 1998


                               GENERAL INFORMATION

Introduction
------------

     This Proxy Statement/Prospectus is furnished in connection with the solicitation on behalf of the Board of Directors of First Federal of proxies to be used at a Special Meeting of Stockholders of the Bank (the "Meeting") to be held at the main office of the Bank, located at 300 North Pennsylvania Avenue, Roswell, New Mexico, on __________, 1998 at _:__ _.m., and at all adjournments of the Meeting. The accompanying Notice of Special Meeting and this Proxy Statement are first being mailed to stockholders on or about ____________, 1998.

Revocation of Proxies
---------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and at all adjournments thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, Ronald D. Rogers, Secretary of the Bank, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, or by attending the Meeting and voting in person. Proxies solicited on behalf of the Board of Directors of the Bank and not revoked will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the proposals set forth in this Proxy Statement/Prospectus for consideration at the Meeting.

     Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter as to which abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the brokers' proxy.

Vote Required for Approval of Proposals
---------------------------------------

     Approval of the proposal to adopt a holding company structure require the affirmative vote of the holders of a majority of the shares entitled to be voted at the Meeting. Approval of the proposal to adjourn the Meeting requires the affirmative vote of a majority of the shares voted on such proposal.

Voting Securities and Principal Holders Thereof
-----------------------------------------------

     Stockholders of record as of the close of business on ___________, 1998 will be entitled to one vote for each share then held. As of that date, the Bank had 408,865 shares of Bank Common Stock issued and outstanding.

     The following table sets forth, as of ___________, 1998, certain information as to those persons who were known by management to be beneficial owners of more than five percent of the Bank Common Stock outstanding and as to the shares of Bank Common Stock beneficially owned by all officers and directors of the Bank as a group.

                                                  Shares            Percent
            Name and Address                   Beneficially            of
          of Beneficial Owner                      Owned             Class
          -------------------                  ------------         -------
     Colin R. McMillan                          119,271(1)           29.17%
     300 North Pennsylvania Avenue
     Roswell, New Mexico 88201

     Edward K. David                             35,885(2)            8.78
     300 North Pennsylvania Avenue
     Roswell, New Mexico 88201

     All officers and directors of
     the Bank as a group (12 persons)           180,420              44.13
----------
(1) Includes shares held directly, as well as shares held by certain family members of Mr. McMillan, over which he is deemed to have voting and investment power. Also includes 2,773 and 3,236 shares of Bank Common Stock held by the Permian Exploration Corporation Money Purchase Pension Plan and the Permian Exploration Corporation 401(k) Profit-Sharing Plan and Trust, respectively.

(2) Includes shares held directly, as well as shares held by certain family members of Mr. David, over which he is deemed to have voting and investment power. Also includes 8,155 shares of Bank Common Stock held by the Edward Keith David Profit-Sharing Plan and Trust as well as 750 and 500 shares of the Bank Common Stock held by the David Petroleum Corporation Pension Plan and Trust and the David Petroleum Corporation Profit Sharing Plan and Trust, respectively.

Board of Directors of the Bank
------------------------------

     The Bank's Board of Directors is presently composed of nine members. Approximately one-third of the directors are elected annually. Directors of the Bank are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify.

     The table below sets forth certain information regarding the composition of the Bank's Board of Directors, including their terms of office.

                                                                          Shares of
                                                                        Common Stock
                                                                 Term   Beneficially  Percent
                              Positions Held in       Director    to      Owned at       of
       Name          Age           the Bank             Since   Expire     , 1998(1)   Class
-------------------  ---  --------------------------  --------  ------  ------------  -------
Colin R. McMillan     62  Chairman of the Board         1992     1999    119,271(2)    29.17%
Albert Lake, Jr.      75  Director                      1983     1999      4,239        1.04
Arturo Jurado         56  Director                      1994     1999      1,300         .32
Edward K. David       64  Director                      1981     2000     35,885        8.78
Larry Sheffield       40  Director                      1995     2000        100         .32
Aubrey L. Dunn, Jr.   42  President, Chief Executive    1996     2000        125         .03
                          Officer and Director
Russell P. Weems      50  Director                      1991     2001        370         .09
Garry Owen            69  Director                      1967     2001     17,774        4.35
Judy A. Collins       44  Director                      1994     2001        100         .02

----------
(1) Includes shares held directly, as well as shares held by certain family members of the named individuals, over which such individuals may be deemed to have sole voting and investment power.

(2) Includes shares held directly, as well as shares held by certain family members of Mr. McMillan, over which he is deemed to have voting and investment power. Also includes 2,773 and 3,236 shares of Bank Common Stock held by the Permian Exploration Corporation Money Purchase Pension Plan and the Permian Exploration Corporation 401(k) Profit-Sharing Plan and Trust, respectively.

(3) Includes shares held directly, as well as shares held by certain family members of Mr. David, over which he is deemed to have voting and investment power. Also includes 8,155 shares of Bank Common Stock held by the Edward Keith David Profit-Sharing Plan and Trust as well as 750 and 500 shares of the Bank Common Stock held by the David Petroleum Corporation Pension Plan and Trust and the David Petroleum Corporation Profit Sharing Plan and Trust, respectively.

     The business experience during the last five years of each of the directors is set forth below. Each of the Directors of the Bank has been a director of the Company since its incorporation in April, 1998. Aubrey L. Dunn, Jr (the Bank's President and Chief Executive Officer) and Ronald D. Rogers (the Bank's Senior Vice President, Chief Financial Officer and Secretary) became President and Chief Executive Officer, and Senior Vice President, Treasurer and Secretary of the Company, respectively, since the organization of the Company. See "The Company -- Company Management."

     Colin R. McMillan, age 62, has been Chairman of the Board of the Bank since 1993. He is Chairman of the Board and Chief Executive Officer of Permian Exploration Corporation and McMillan Production Company, Roswell, New Mexico.

     Albert Lake, Jr., age 75, has been a Director of the Bank since 1983. He is a private investor located in Roswell, New Mexico.

     Arturo Jurado, age 56, has been a Director of the Bank since 1994. He is the President of Jurado Farms, Las Cruces, New Mexico.

     Edward K. David, age 64, has been a Director of the Bank since 1981. He is President of David Petroleum Corporation, Roswell, New Mexico.

     Larry Sheffield, age 40, has been a Director of the Bank since 1995. He is the President of Sheffield Development, Las Cruces, New Mexico.

     Aubrey L. Dunn, Jr., age 42, has been a Director and President of the Bank since 1996. Mr. Dunn joined the Bank in 1995 as its Senior Vice President. From 1984 to 1995, he was employed by Western Bank, Alamogordo, New Mexico as its Senior Vice President and Managing Officer.

     Russell P. Weems, age 50, has been a Director of the Bank since 1991. He is an Architect located in Roswell, New Mexico.

     Garry Owen, age 69, has been a Director of the Bank since 1967. He is private investor located in Roswell, New Mexico.

     Judy A. Collins, age 44, has been a Director of the Bank since 1994. She is the Deputy Superintendent for Business Affairs, Chief Financial and Administrative Officer for New Mexico Military Institute located in Roswell, New Mexico.

Executive Officers Who Are Not Directors
----------------------------------------

     The following information as to the business experience during the past five years is provided with respect to the executive officers of the Bank who do not serve on the Bank's Board of Directors.

     Ronald D. Rogers, age 47, is Senior Vice President, Chief Financial Officer and Secretary of the Bank, positions he has held since 1994. Prior to his employment with the Bank, he was Vice President and Trust Operations Officer with First National Bank of West Texas.

     Joe S. Bullock, age 49, joined the Bank in 1996 and currently serves as its Senior Vice President and Las Cruces Division President. Prior to his employment with the Bank, he worked for ten years for SunWest Bank of Las Cruces.

     Ronald J. Shettlesworth, age 47, joined the Bank in 1998 and currently serves as its Chief Lending Officer. Mr. Shettlesworth has been involved in the banking industry since 1972. Prior to joining the Bank, he worked for 16 years as a executive officer for The Bank of New Mexico.

Director Compensation
---------------------

     Directors' Fees. Directors receive fees of $1,000 per month for membership on the Bank's Board of Directors. Additionally, each Board member was paid $1,500 during fiscal 1997. No fees are paid for attendance at meetings of committees appointed by the Board of Directors.

Executive Compensation
----------------------

     The following table shows the compensation paid or granted by First Federal for services rendered during the periods indicated to the Chief Executive Officer of the Bank during the year ended September 30, 1997. No other officer of the Bank made in excess of $100,000 (salary and bonus) during fiscal 1997.

                          SUMMARY COMPENSATION TABLE(1)

                                                         Long Term
                                                       Compensation
                                                       ------------
                 Annual Compensation                      Awards
-----------------------------------------------------  ------------
                                               Other
                                               Annual   Securities
                                              Compen-   Underlying    All Other
Name and Principal         Salary(2)   Bonus   sation     Options   Compensation
     Position        Year     ($)       ($)     ($)         (#)          ($)
-------------------  ----  ---------  ------  -------  ------------ ------------
Aubrey L. Dunn, Jr.  1997   $101,826  $2,306   $ -0-        -0-         $ -0-
  President, Chief
  Executive Officer
  and Director
----------
(1) Information with respect to fiscal years prior to 1997 is not presented since the Bank was not a reporting company under the Securities Exchange Act of 1934, as amended, at that time.

(2)  Includes salary and Board fees.


401(k) Profit Sharing Plan
--------------------------

     The Bank maintains a tax-qualified defined contribution profit sharing plan (the "401(k) Plan") for the benefit of its employees. Employees are eligible to participate in the 401(k) Plan upon attaining age 21 and completing one year of service with the Bank. Under the 401(k) Plan, employees may voluntarily elect to defer up to 15% of their compensation, not to exceed applicable limits under federal law. The Bank matches dollar-for-dollar the first 3% of an employee's savings in the 401(k) Plan. Such matching contributions become 100% vested following completion of six years of service with the Bank.

     Additionally, the Bank may contribute an annual discretionary contribution to the 401(k) Plan. Such benefits are allocated to participant accounts as a percentage of base compensation of such participant to the base compensation of all participants. At the end of each fiscal year, the Bank's

Board of Directors determines whether to make a discretionary contribution and, if so, the amount of such contribution.

     Benefits under the 401(k) Plan are payable upon termination of employment, retirement, death, disability, or termination of the 401(k) Plan. For fiscal year ended September 30, 1997, the Bank contributed $68,111 to the 401(k) Plan.

Certain Transactions
--------------------

     The Bank, like many financial institutions, has followed a policy of granting loans to its officers, directors and employees for the financing of their personal residences as well as home improvement, consumer loans, and loans secured by savings accounts. These loans are made in the ordinary course of business on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. At September 30, 1997, all loans made by the Bank to directors, executive officers and their associates totaled $333,379, or .02% of the Bank's stockholders' equity.

           PROPOSAL I -- THE HOLDING COMPANY MERGER AND REORGANIZATION

     The statements contained in this Proxy Statement/Prospectus with respect to the terms and conditions of the Reorganization are subject to and qualified in their entirety by the detailed provi sions of the Agreement attached hereto as Appendix A.

Parties to the Agreement
------------------------

     First Federal is a federally-chartered capital stock savings bank. The Company is a recently-formed business corporation chartered and organized under the laws of the State of Delaware for the purpose of becoming a holding company. See "The Company." New First Federal Savings Bank of New Mexico ("New Bank") will be a newly-chartered federal interim savings bank organized by First Federal and the Company solely for the purpose of implementing the proposed Reorganization. New Bank has not conducted, and prior to the merger with First Federal will not conduct, any business operations except in connection with the Reorganization. Aubrey L. Dunn, Jr., President, Chief Executive Officer and Director of the Bank, at the direction of the Board of Directors of the Bank, acted as incorporator of the Company. In order to facilitate the Reorganization, one share of Company Common Stock was issued to Mr. Dunn and will be redeemed upon consummation of the Reorganization.

Reasons for the Reorganization
------------------------------

     The  Board  of  Directors  of  First  Federal  has   determined   that  the
Reorganization is in the best interests of its stockholders and, accordingly, recommends that the stockholders vote FOR the Reorganization.

     The Reorganization and the formation of the Company as a thrift institution holding company offer First Federal and the Company various potential advantages, including broader investment opportunities than those available to a savings association and increased organizational flexibility. Further, because the Company will not be subject to certain regulatory capital requirements, borrowing limitations and other restrictions applicable to First Federal, the Company may have greater access to capital markets for financing the growth of First Federal and possible future operating subsidiaries of the Company. A holding company structure would permit the Bank to repurchase shares of Company Common Stock without adverse tax consequences, should the Board of Directors determine a repurchase program to be in the best interests of stockholders. As a holding company, First Federal Bank of the Southwest, Inc. will be able to diversify its financial services and business activities through the Company or subsidiaries which it may establish in the future, without being restricted by the 2% of assets limitation on investments in service corporations which is generally applicable to federally-chartered thrift institutions.

     Also, the Company could acquire other thrift or banking institutions located in New Mexico (and in certain circumstances outside New Mexico) and, as a multiple thrift institution holding company or bank holding company, operate them as separate corporate entities. For example, an acquired thrift or banking institution could retain its own directors, officers and corporate name as well as having representation on the Company's Board of Directors. This ability to offer more autonomous operations could be decisive in negotiations with acquisition candidates. However, while management continuously studies potential acquisition opportunities, there are no specific plans, understandings or agreements relating to the acquisition of any other depository institution by the Company, and management intends to concentrate its consideration of potential acquisition opportunities primarily on situations where the Company could remain as a unitary thrift institution holding company rather than a multiple thrift institution holding company or bank holding company. There can be no assurance that such acquisition opportunities will be available in the future or, if available, will be on terms deemed advantageous to the Company.

     The types of financial services and business activities currently permitted to a multiple thrift institution holding company are not substantially broader than those permitted to service corporations of federal thrift institutions. If, after becoming a multiple thrift institutions holding company by acquiring and holding as separate entities more than one insured thrift institution, the Company in the future determines that a broader range of business activities is desirable, it could, subject to tax, accounting and other considerations, merge its insured thrift institution subsidiaries into a single insured institution subsidiary and thereby have authority to engage in virtually any legal business activity. This ability to diversify on a limited basis while acquiring other institutions through a multiple thrift institution holding company structure, or to have complete authority to diversify as a unitary thrift institution holding company, is believed by the Board of Directors of First Federal to be a substantial operating advantage of the holding company structure.

     It is anticipated that (subject to the Company's financial condition) the Company may purchase Bank Common Stock to provide capital to First Federal when and if needed. If the Company were not formed, and First Federal sought additional capital through the issuance of shares of Bank Common Stock, stockholders desiring to avoid dilution of their percentage ownership of First Federal would have to purchase additional shares of Bank Common Stock with their personal funds. In contrast, such future infusions of capital may be made by the Company, through funds available from borrowing or from the operations of other subsidiaries which may be acquired by the Company in the future, without affecting the percentage ownership of stockholders of the Company. See "The Company -- Regulation."

     In the opinion of management, a holding company will be in a better position to respond competitively in a rapidly changing, financial environment. Management and the Board of Directors believe that operating as a holding company will serve the interests of the public and of First Federal's stockholders, depositors and borrowers by improving its capabilities for service in a highly competitive environment.

Description of the Transaction; Exchange Ratio
----------------------------------------------

     The Company, First Federal and New Bank have executed the Agreement pursuant to which the Reorganization will be implemented. In accordance with the Agreement, New Bank (which is being organized as a wholly owned subsidiary of the Company) will be merged with and into First Federal, and all outstanding shares of Bank Common Stock will be converted into an equal number of shares of Company Common Stock. The existing stockholders of First Federal will, after the Reorganization, own all of the outstanding shares of Company Common Stock in lieu of their present ownership of shares of Bank Common Stock.

     All of the assets and liabilities of First Federal and New Bank will become assets and liabilities of the surviving entity, which will retain its present home office and branch office locations and continue to carry on the business of First Federal as a federally-chartered savings bank.

Federal Income Tax Consequences
-------------------------------

     The Agreement provides that it is a condition to the proposed Reorganization that, prior to the effective date of the Reorganization, First Federal shall have received an opinion of its accountants, Ritter, Barr & Company, 400 East College Boulevard, Roswell, New Mexico 88201, to the effect that, for federal income tax purposes:

     1.   The Merger  will  constitute  a  reorganization  within the meaning of
          Section 368(a)(1)(A) and 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will not be disqualified by reason of the fact that stock of the Company is used in the transaction (Section 368(a)(2)(E)of the Code). It will also not be disqualified by the substitution of Company stock options for First Federal Stock options as discussed in above (Rev. Rul. 70-269, 1970-1 C.B. 82). For purposes of this opinion, First Federal deposits with a liquidation account interest do not constitute stock for purposes of
          Section 368(c) of the Code. The Company, New Bank, and First Federal will each be a "part to a reorganization" within the meaning of
          Section 368(b) of the Code.

     2. No gain or loss will be recognized to New Bank on the transfer of substantially all of its assets to First Federal (Section 361(a) of the Code).

     3. No gain or loss will be recognized to First Federal on the receipt by First Federal of substantially all of the assets of New Bank in exchange for First Federal Stock (Section 1032(a) of the Code).

     4. First Federal's basis in each New Bank asset received in the transaction will be the same as the basis of those assets in the hands of New Bank immediately prior to the transaction (Section 362(b) of the Code.)

     5. First Federal's holding period in each New Bank asset will include the period during which New Bank held such asset (Section 1223(2) of the Code).

     6. No gain or loss will be recognized by Company upon receipt of First Federal Common Stock (Section 354(a)(1) of the Code).

     7. No gain or loss will be recognized by the shareholders of First Federal on the exchange of their First Federal Common Stock solely for an identical number of shares of Company Common Stock (Section 354(a)(1) of the Code).

     8. Each First Federal shareholder's basis in the Company Common Stock received in the transaction will be the same as their basis in their First Federal Common Stock surrendered in the transaction (Section 358(a)(1) of the Code).

     9. The holding period of the Company Common Stock received by a First Federal common shareholder in exchange for the transfer of First Federal Common Stock will include the period during which the First Federal Common Stock surrendered in exchange therefor was held, provided that the First Federal Common Stock was held as a capital asset on the date of the exchange (Section 1223(1) of the Code).

     10. The net operating loss of First Federal, if any, will not be reduced or eliminated by reason of the proposed reorganization under Section 382 of the Code.

     Any stockholder of the Bank who dissents and perfects appraisal rights as described under "Rights of Dissenting Stockholders" and is paid cash for his shares of Bank Common Stock may recognize gain or loss for federal income tax purposes. Stockholders of the Bank who dissent and seek appraisal rights should consult their own advisors for answers to individual questions regarding the taxation of cash received in lieu of shares.

Rights of Dissenting Stockholders
---------------------------------

     If the reorganization is approved by the required vote at the Meeting and is consummated, any record holder of the Bank's Common stock may require the Bank to pay the fair or appraised value of his or her Common Stock, determined as of the effective date of the Merger (the "Effective Date"), by complying with
Section 552.14 of the OTS Rules and Regulations. The computation of fair or appraised value will exclude any element of value arising from the accomplishment or expectation of the Reorganization.

     To perfect the rights of a dissenting stockholder, a holder of Common Stock must:

     (1) deliver to First Federal, before voting on the Reorganization, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares (this demand must be in addition to and separate from any proxy or vote against the Reorganization by the stockholder); and

     (2)  not vote in favor of the proposed Reorganization.

     Any holder of Common Stock of First Federal who fails to comply with the detailed procedures set forth in Section 552.14 may be bound by the terms of the Reorganization. Neither a vote against the approval of the Reorganization nor the giving of a proxy directing a negative vote will be sufficient to meet the requirement described in clause (1) above. Further, because a proxy signed and left blank will, unless revoked, be voted FOR approval of the Reorganization, a stockholder electing to exercise rights as a dissenting stockholder who votes by proxy must not leave his proxy blank, but must vote AGAINST approval of the Reorganization or ABSTAIN from voting.

     Within ten days after the effective date of the Reorganization, First Federal must mail to each stockholder who has complied with the provisions of
Section 552.14 written notice of the Effective Date of the Reorganization and make an offer to pay for his or her Common Stock at a price deemed by First Federal to be the fair value of such stock.

     If within 60 days after the Effective Date of the Reorganization, First Federal and any such stockholder do not agree as to the fair value, the stockholder may then file a petition with the OTS, with a copy sent by registered or certified mail to First Federal, demanding a determination of the fair market value of the Common Stock held by such stockholder. A stockholder who fails to file such petition within the 60-day period is deemed to have accepted the terms offered in the Reorganization. However, if within 60 days of the Effective Date the fair value is agreed upon between First Federal and any dissenting stockholder who has complied with the procedures set forth in Section 552.14, payment therefor shall be made within 90 days of the Effective Date.

     Within such 60-day period, each stockholder demanding appraisal and payment for his Common Stock must submit to First Federal his or her Common Stock certificates for notation thereon that he or she is exercising his or her appraisal rights. Any stockholder who fails to submit his or her certificates for such notation will no longer be entitled to the appraisal rights and will be deemed to have accepted the terms of the Reorganization.

     The OTS will then, in the prescribed manner, appraise the Common Stock to determine its fair market value as of the Effective Date of the Reorganization, and will direct payment of the appraised fair market value. Payment will then be made, with interest from the Effective Date, at a rate deemed equitable by the OTS.

     The cost and expenses of any proceedings in respect of the exercise of dissenter or appraisal rights may be apportioned and assessed by the OTS as it may deem equitable against all or some of the parties. Any stockholder who has demanded appraisal rights shall thereafter not be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock, unless such stockholder withdraws his demand for appraisal rights.

     At any time within 60 days after the Effective Date, any stockholder may withdraw his demand for appraisal and accept the terms of the Agreement.

     The foregoing summary does not purport to be a complete statement of the provisions of the federal regulation relating to rights of dissenting stockholders, and is qualified in its entirety by reference to such regulation, a copy of which is attached hereto as Appendix C. Failure by a stockholder to follow the steps required by the federal regulation for perfecting rights as a dissenting stockholder may result in a loss of such rights. Stockholders' notices of intent to demand appraisal of all payment for their shares should be sent to: Ronald D. Rogers, Secretary of the Bank, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201.

     In addition, if the Bank should abandon its plans to consummate the Reorganization, the right of a dissenting stockholder to be paid the fair value of his shares shall cease. In the event that the holders of more than 10% of the Bank's Common Stock perfect their rights to appraisal, the Bank may determine not to consummate the Reorganization. See "-- Amendment or Termination."

Conditions to the Reorganization
--------------------------------

     The consummation of the Reorganization is conditioned upon, among other things: (i) approval by the OTS and the stockholders of First Federal; and (ii) the receipt of a favorable opinion of accountants with respect to the matters summarized above under the caption "-- Federal Income Tax Consequences." It is contemplated that these conditions will be complied with before consummation of the Reorganization. See "--Effective Date of the Reorganization," below. However, the Agreement provides that First Federal, the Company and New Bank, without approval of their stockholders, may waive any of the conditions (other than the necessary approvals of stockholders and government authorities) to their respective obligations to consummate the Reorganization.

     Except with the specific approval of its stockholders, First Federal will not, subsequent to the approval of the Reorganization by First Federal's stockholders, waive any condition to the Reorganization set forth in the Merger Agreement if, in the judgment of its Board of Directors, such waiver would be materially adverse to First Federal or its stockholders.

     An application has been filed with the OTS for approval of the proposed Reorganization, including notification of the Bank's intent to pay a dividend to the Company in the amount of $200,000 for the quarter ending prior to consummation of the Reorganization. It is anticipated, although there can be no assurance, that final approval by the OTS will be received before approval of the Reorganization by First Federal's stockholders. By approving the Reorganization, the stockholders will be approving compliance by First Federal and the Company with any condition which may be imposed by the OTS in connection with its approval of the Reorganization and which is not deemed by First Federal to be materially adverse to First Federal or its stockholders.

Amendment or Termination
------------------------

     First Federal, the Company and New Bank, by mutual consent of their respective Boards of Directors and to the extent permitted by law, may amend the Agreement pursuant to which the Reorganization will be implemented at any time before or after approval of the Agreement by their respective stockholders, but no amendment which would have a materially adverse impact on First Federal or its stockholders may be implemented unless approval of the stockholders is first obtained.

     The Agreement also provides that it may be terminated and the Reorganization abandoned at any time prior to the effective date by: (i) mutual consent of the parties to the Agreement; (ii) specified parties to the Agreement if certain conditions to the consummation of Reorganization are not satisfied or waived; or (iii) by the Bank if holders of more than 10% of the Bank's outstanding stock perfect their appraisal rights in connection with the Reorganization. The rights of the parties to the Agreement to terminate it are set forth in detail under Article X thereof. In the event of such termination, First Federal will pay the fees and expenses incurred in connection with the Agreement and the proposed Reorganization.

Effective Date of the Reorganization
------------------------------------

     The Effective Date shall be the day on which the Articles of Combination (as required pursuant to the Rules and Regulations of the OTS) are executed by the OTS. The Boards of Directors of the Bank, New Bank and the Company each specifically and expressly delegate to their respective chief executive officers the authority to change, by mutual consent of such officers, the Effective Date if necessary to properly and efficiently accomplish the Merger. However, in no event shall the Merger become effective unless and until approved by the OTS.

Exchange of Stock Certificates Not Required
-------------------------------------------

     The holders of Bank Common Stock will be notified of the consummation of the Reorganization. After the Reorganization is consummated, the former stockholders of the Bank may forward to First Federal Bank of the Southwest, Inc., 300 North Pennsylvania Avenue, Roswell, New Mexico 88201 (which will be the transfer agent and registrar for the shares of Company Common Stock) stock certificates theretofore evidencing Bank Common Stock for surrender and exchange for certificates representing Company Common Stock. THERE IS NO REQUIREMENT THAT SUCH SURRENDER AND EXCHANGE BE MADE AND, UNTIL SO SURRENDERED TO THE TRANSFER AGENT AND REGISTRAR, CERTIFICATES FORMERLY REPRESENTING BANK COMMON STOCK WILL BE DEEMED FOR ALL CORPORATE PURPOSES TO EVIDENCE THE NUMBER OF SHARES OF COMPANY COMMON STOCK WHICH THE HOLDER THEREOF WOULD BE ENTITLED TO RECEIVE UPON SURRENDER.

Operations After the Reorganization
-----------------------------------

     After the Reorganization is consummated, the Bank will continue to conduct its business substantially as it is now being conducted, except that the Bank will be a wholly owned subsidiary of the Company. The Reorganization will not result in a change in the Bank's directors, officers or personnel. For information with respect to the management of the Company, see "The Company -- Company Management." After consummation of the Reorganization, the Bank will be subject to regulation and supervision by regulatory authorities to the same extent as it is now. See "-- Comparison of Stockholder Rights -- Reports to Stockholders." For information with respect to the supervision and regulation of the Company, see "The Company -- Regulation."

Accounting Treatment
--------------------

     For accounting purposes, the assets, liabilities and stockholders' equity of First Federal immediately prior to the Reorganization will be carried forward on the financial statements of First Federal and the Company after the Reorganization at the amounts carried on their respective books at the effective date of the Reorganization.

Stock Option and Incentive Plan
-------------------------------

     The Company will assume and continue First Federal's 1995 Employees' Stock Option Plan, as amended (the "Stock Option Plan"). Holders of options granted or to be granted under the Stock Option Plan will, following the effectiveness of the Reorganization, be entitled to purchase a number of shares of Company Common Stock equal to the number of shares of Bank Common Stock such holder would have been entitled to purchase immediately prior to the effective date of the Reorganization, upon the same terms and conditions as under such Stock Option Plan and the option agreements relating thereto in effect immediately prior to the Reorganization. The Company will also have the right to grant options as and to the extent provided by the Stock Option Plan.

     A vote in favor of the Reorganization will constitute a vote in favor of the assumption of the Stock Option Plan by the Company.

Comparison of Stockholder Rights
--------------------------------

     Various features of the Certificate of Incorporation and Bylaws of the Company differ from those of the Bank. The following discussion does not purport to be a complete statement of such differences but summarizes the differences that are deemed by the Bank to be material. For additional information, reference is made to "The Company" and other information contained else where in this Proxy Statement/Prospectus, to the Certificate of Incorporation of the Company attached as Appendix B to this Proxy Statement, and to the Bylaws of the Company and the Charter and Bylaws of the Bank which may be obtained by stockholders upon written request to the Secretary, First Federal Savings Bank of New Mexico, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201.

     Choice of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, it has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations, including a number of the largest and most success ful enterprises, choose Delaware for their domicile. Because of Delaware's significance as the state of incorporation for many major domestic corporations, the Delaware judiciary has become particularly familiar with matters of corporate law and a substantial body of court decisions has developed construing Delaware law. As a consequence, Delaware corporate law has been interpreted and explained in a number of significant court decisions, which may provide greater predictability with respect to the Company's corporate legal affairs.

     Issuance of Additional Capital Stock. The Bank has 499,422 shares of authorized common stock, of which 408,865 shares were issued and outstanding as of ___________, 1998. Under the Bank's Charter, no shares of capital stock may be issued, unless their issuance or the plan under which they would be issued receives stockholder approval, directly or indirectly to officers, directors or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director. Stockholder approval under the Bank's Charter would require the affirmative vote of a majority of the total votes eligible to be cast.

     The Company's Certificate of Incorporation authorizes 1,000,000 shares of common stock, which may generally be issued by action of the Board of Directors without stockholder approval.

     Amendment of Governing Instruments. Amendments to the Bank's Charter must be preliminarily approved by the OTS, and the Bank's Bylaw amendments are required to be consistent with OTS regulations governing permitted Bylaw provisions. Amendments to the Company's Certificate of Incorporation and Bylaws are not subject to OTS approval.

     Transactions With Affiliates. The Bank, as a federally-insured savings bank, is subject to certain restrictions, limitations, conditions and prohibitions with respect to transactions with directors, officers and affiliated persons. These include, but are not limited to, limitations upon deposit relationships, loan services, loan procurements, and restrictions on loans and investments. These requirements and restrictions will continue to apply to the Bank following the Reorganization.

     Under Delaware law, no contract or transaction between a corporation and one or more of its directors or between a corporation and another organization in which one or more of its directors is a director or officer or is financially interested shall be void or voidable solely for this reason, provided that the material facts of the relationship of the party to the transaction are disclosed and the contract or transaction is authorized by a majority of the disinterested directors or by a majority of the stockholders entitled to vote or, at the time of such authorization, the contract or transaction was fair and reasonable to the corporation.

     Additionally, the Company is subject to certain federal regulations relating to transactions between an insured thrift institution and their holding company. See "The Company -- Regulation."

     Number of Directors. First Federal's Charter sets the number of directors at a minimum of seven, while the Company's Certificate of Incorporation provides that the number of directors shall be fixed by the Board of Directors pursuant to a resolution adopted by a majority of the whole board. Under Delaware law, the Company must have at least one director, but no maximum number is specified.

     Appraisal Rights. Holders of the Bank's Common Stock have certain dissenter and appraisal rights for certain mergers, consolidations or sales of assets, including the right to demand payment of the fair or appraised value of their shares. These rights do not apply to certain transactions (such as the proposed Reorganization) if the Bank's Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market and stockholders are required to accept only "qualified" consideration (i.e., cash and/or stock listed on a national securities exchange or quoted on the Nasdaq National Market). The Company's common stock will not be listed on the Nasdaq National Market.

     Holders of the Company Common Stock would have generally similar dissenter and appraisal rights for any plan of corporate merger or consolidation. Delaware law provides that unless the certificate of incorporation of the corporation otherwise provides, no appraisal rights are accorded to stockholders of any corporation involved in a merger or consolidation if their stock is registered on a national securities exchange or held of record by more than 2,000 stockholders or to stockholders of a constituent corporation surviving a merger if the merger does not require the approval of such stockholders, except that appraisal rights are provided to stockholders of a constituent corporation if they are required to accept as consideration anything other than (i) stock of the surviving or resulting corporation, (ii) stock registered on a national exchange or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares, or (iv) any combination of cash and stock of the types described in the foregoing clauses (i) and (ii). (If all the shares of Bank Common Stock are converted into Company shares and continue to be held of record as at present, it is expected that there will be approximately 273 record holders of the Company Common Stock immediately following the Reorganization.) However, under Delaware law these dissenter and appraisal rights do not exist with respect to sale of assets transactions.

     Reports to Stockholders. First Federal is required to transmit proxy material and annual reports containing financial statements to its stockholders. Following the Reorganization, these obligations will be assumed by the Company. Although the Company Common Stock has been registered under the Securities Act, it is the Company's intent to de-register immediately with the SEC following the effectiveness of the Reorganization.

     Liability and Indemnification of Directors, Officers and Employees. Federal regulations require the indemnification of certain costs and expenses and judgment liability for any action brought or threatened by reason of the fact that a person is or was a director, officer or employee of the Bank. Such indemnification is authorized, subject to certain conditions and limitations, including the requirement that such action results in either a final judgment on the merits in favor of the indemnitee or a judgment not on the merits or settlement as to which the majority of the Board of Directors determines that such indemnitee was acting in good faith within what he or she was reasonably entitled to believe, under the circumstances, was within the scope of his or her employment or authority and was acting for a purpose that he or she was reasonably entitled to believe, under the circumstances, was in the best interests of the Bank or its stockholders and after notice to, and without objection by, the OTS. The Bank has insurance to protect its officers, directors, employees and the Bank itself from potential liability expenses and other costs arising from such claims. No such insurance, however, may be provided for losses incurred as a consequence of willful or criminal conduct.

     Delaware law provides corporations with broad indemnification powers. Such powers include the ability to provide forms of indemnification in addition to the type of indemnification set forth in the Delaware statute. The Certificate of Incorporation of the Company authorizes rights of indemnification that are broader than those applicable to the Bank and do not require any notice or right of objection to be afforded the OTS. The Company's Certificate of Incorporation provides that a director, officer, employee or agent of the Company or any person serving in such capacity at the request of the Company shall be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with a threatened, pending or completed suit or proceeding, including a proceeding by or on behalf of the Company, in which such person is involved due to such person's position with the Company, provided that a determination has been made that such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Company and in the case of a criminal proceeding, such person had no reason to believe his or her conduct was unlawful. The determination that indemnification is proper shall be made by a majority vote of a quorum of directors who were not parties to such proceedings, or if a quorum cannot be obtained or such a quorum so directs, by a written opinion of independent legal counsel or by stockholders. Expenses incurred in defending or investigating a threatened or pending suit or proceeding may be paid by the Company in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Company.

     The Company intends to purchase insurance (if available) to protect its officers, directors and employees. If the Company does not, or is not able to, purchase such insurance, or to the extent that such insurance is inadequate, the Company will be required to fund any amount that may ultimately be paid under the indemnification provision. The Board of Directors of the Company has not considered whether the Company will enter into indemnification agreements with its directors. Notwithstanding the foregoing, indemnification for liability under the federal securities laws may be considered void as against public policy. The provisions in the Certificate of Incorporation regarding indemnification and limitation of liability may only be amended or repealed by the affirmative vote of the holders of 75 percent of the votes eligible to be cast at a legal meeting of stockholders.

     Under Delaware law, each director owes certain fiduciary duties to the corporation and to its stockholders. These duties include a duty of loyalty and a duty of care. Applicable decisional law requires not only that a director refrain from fraud, bad faith, self-dealing and transactions involving material conflicts of interest (the duty of loyalty), but also that the director exercise his or her business judgment on an informed basis (the duty of care). Delaware law permits the inclusion in the certificate of incorporation of a Delaware corporation of a provision limiting or eliminating the potential monetary liability of directors to the corporation or its stockholders by reason of any failure to perform their fiduciary duty as directors, subject to certain important exceptions which are reflected in Article Eleventh of the Company's Certificate of Incorporation and discussed below. Subject to these exceptions, this section would relieve directors (but not officers) from such personal liability, including liability for any breach of the duty of care which involves gross negligence in the performance of such duty in the various contexts in which directors are called upon to act, including consideration of proposed mergers or other business combinations.

     As provided in the Delaware statute, the Company's Certificate of Incorporation eliminates a director's personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not affect the availability of equitable remedies, such as an injunction or rescission, for a breach of fiduciary duty.

     The Bank has not received notice of any suit or proceeding as to which this provision could have the effect of reducing the likelihood of derivative litigation against directors in the future. This proposition also may discourage or deter stockholders from bringing a lawsuit against directors for breach of their fiduciary duty or gross negligence even though such an action, if successful, might result in a judgment in favor of the Company and its stockholders.

     Since these provisions limit the potential liability of directors and provide for indemnification of directors, and the Certificate of Incorporation requires a 75 percent vote of the total votes eligible to be cast by stockholders to amend, alter or repeal these provisions, it should be noted that the Board of Directors has an interest in and may benefit from these provisions. The Board is nevertheless of the view that the advantages of these provisions in encouraging qualified persons to serve and to exercise their best judgment without concern for personal monetary liability significantly outweigh the potential disadvantages.

     Voting Rights. All voting rights are vested in the holders of Bank Common Stock, each share being entitled to one vote. Upon the Reorganization, holders of Company Common Stock will have the same voting rights. The Bank's Charter permits cumulative voting for the election of directors. The Company's Certificate of Incorporation does not permit cumulative voting.

     The Bank may, in general, effect a merger or consolidation or sale of all or substantially all of its assets, if approved by the holders of two-thirds (or a majority in the case of certain transactions with an interim institution) of the outstanding Bank Common Stock. Under Delaware law, the Company will be able to merge or consolidate with other corporations, or sell all or substantially all of its assets, with the approval of the holders of a majority of its outstanding Common Stock.

     The Company Common Stock,  like that of First  Federal,  has no redemption,
sinking   fund  or   conversion   privileges,   and  will  be  fully   paid  and
non-assessable.

     Legal Investments. Under the laws of some jurisdictions, shares of Company Common Stock may not be legal investments for certain institutions and fiduciaries, whereas shares of Bank Common Stock are more likely to be. For example, under the laws of some jurisdictions, certain pension funds may not be permitted to invest in common stock or other securities of thrift institution holding companies. Stockholders of the Bank should consult their personal advisors or plan administrators regarding the permissibility under state law of investment in the Company Common Stock.

     Continuation of Certain Provisions. The Company's Certificate of Incorporation will continue certain provisions already contained in the Bank's Charter or Bylaws. Certain of these provisions, including those (a) providing for a classified Board of Directors, or (b) restricting removal of directors, could be deemed to have an anti-takeover effect and to render more difficult the removal of management. As described elsewhere in this Proxy Statement/Prospectus, the Bank's Stock Option Plan would also provide or accelerate benefits in certain events involving a change of control or takeover attempt.

     Certain regulatory provisions may also have a takeover defensive effect. OTS regulations generally require persons who intend to acquire control of a federally-insured capital stock savings institution to give 60-days' prior written notice to the OTS. OTS regulations also require prior OTS approval before any company may acquire control of savings institution. See "The Company -- Regulation."

     Limitations on Action by Stockholders. Under the Bank's Charter and Bylaws, special meetings may be called upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the Bank entitled to vote at the meeting. Under Delaware law, special meetings of stockholders may be called only by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. The Certificate of Incorporation of the Company provides that a special meeting of stockholders may be called only by a majority of the Board of Directors.

     The stockholders of the Bank may presently take action without a meeting with the written consent of all the holders of the common stock entitled to vote on such matters approving such action. The Certificate of Incorporation of the Company provides that its stockholders may act only at an annual or special meeting.

     Amendment to Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by the Company's Board of Directors and also by a majority of the outstanding shares of the Company's voting stock, provided, however, that approval by at least 75 percent of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; director liability; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation).

     The bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of at least 75 percent of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Purpose and Takeover Defensive Effects of the Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Bank believes that the provisions described above are prudent and will reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. The Board of Directors believes these provisions are in the best interest of the Bank and of the Company and its stockholders. In the judgment of the Board of Directors, the Company's Board will be in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and which is in the best interests of all stockholders.

     Attempts to take over financial  institutions  and their holding  companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders.

     Despite the belief of the Bank and the Company as to the benefits to stockholders of these provisions of the Company's Certificate of Incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, these provisions may prevent stockholders who might desire to participate in such a transaction from doing so even if such transaction is favored by a majority of the Company's stockholders. Such provisions will also render the removal of the Company's Board of Directors and of management more difficult. The Boards of Directors of the Bank and the Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders, the Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted to a Delaware corporation. The Company and the Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Company's equity securities.

Other Restrictions on Acquisitions of Stock
-------------------------------------------

     Delaware Anti-Takeover Statute. The Delaware General Corporation Law (the "DGCL") provides that buyers who acquire more than 15% of the outstanding stock of a Delaware corporation, such as the Company, are prohibited from completing a hostile takeover of such corporation for three years. However, the takeover can be completed if (i) the buyer, while acquiring the 15% interest, acquires at least 85% of the corporation's outstanding stock (the 85% requirement excludes shares held by directors who are also officers and certain shares held under employee stock plans), or (ii) the takeover is approved by the target corporation's board of directors and two-thirds of the shares of outstanding stock of the corporation (excluding shares held by the bidder).

     However, these provisions of the DGCL do not apply to Delaware corporations with less than 2,000 stockholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. If this statute were applicable to the Company, the Company could exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by this provision. At the present time, the Board of Directors does not intend to propose any such amendment.

     Federal Regulation. Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time except upon application and the prior approval of the OTS. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings association" includes state and federally chartered SAIF-insured institutions and federally chartered savings banks whose accounts are insured by the FDIC's Bank Insurance Fund and holding companies thereof.

     Control, as defined under federal law, in general means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. These federal regulations can make a change in control more difficult, even if desired by the holders of the majority of the shares of the stock. Colin R. McMillan, the Chairman of the Board of the Bank, controls more that 25% of the Bank's Common Stock. See "General Information -- Voting Securities and Principal Holders Thereof."

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED HOLDING COMPANY REORGANIZATION.

                PROPOSAL II -- ADJOURNMENT OF THE SPECIAL MEETING

     The Bank is asking stockholders to consider and approve a proposal at the Meeting which would allow the Bank to adjourn the Meeting in the event that sufficient votes are not received to approve the Agreement. If approved, this proposal will permit the Bank to adjourn the Meeting in order to further solicit proxies for approval of the Agreement in the event that such proposal does not receive sufficient votes for its adoption. Any such adjournment will be conducted in accordance with regulations of the OTS regarding notice and other requirements.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO ADJOURN THE MEETING.

                              FINANCIAL STATEMENTS

     The audited financial statements of the Bank as of September 30, 1997 and 1996 and for each of the two years in the period ended September 30, 1997, prepared in conformity with generally accepted accounting principles, are included in the Annual Report to Stockholders which was previously provided to all of the Bank's stockholders. A copy of the Bank's Annual Report to Stockholders for the fiscal year ended September 30, 1997 is attached hereto as Appendix D. Any stockholder which would like to receive an additional copy of the Bank's Annual Report to Stockholders for the fiscal year ended September 30, 1997, may do so by making a written request to Ronald D. Rogers, Secretary of the Bank, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201.

     No financial statements of the Company are presented in this Proxy Statement/Prospectus, as the Company currently has no significant assets or liabilities. In addition, no pro forma consolidated financial statements of the Company are included herein since such statements would reflect no material differences from the consolidated financial statements of the Bank.

                                    THE BANK

     The Bank was originally chartered in 1920 as a mutual savings and loan association. In July 1979, the Bank converted from mutual to stock form of ownership with the sale and issuance of 394,800 shares of capital stock. In February 1983, the Bank converted from a New Mexico chartered savings association to a federally chartered savings bank under its current name. In June 1993, the Bank acquired through merger Mutual Building and Loan Association, F.A., Las Cruces, New Mexico.

     The Bank's primary business is the promotion of thrift through the solicitation of deposits from the general public, and the promotion of home ownership through the origination of mortgage loans primarily to finance the purchase, construction, or improvement of residential real estate as well as commercial and consumer loans.

     The Bank is from time to time, a party to certain legal proceedings arising in the ordinary course of its business. The Bank believes that none of these proceedings would, if adversely determined, have a material adverse effect on its financial condition.

     For a further description of the operations of the Bank, its properties and market price information, see the Annual Report to Stockholders for the fiscal year ended September 30, 1997, attached hereto as Appendix D.

                                   THE COMPANY
General
-------

     The Company was incorporated under the laws of Delaware in April, 1998 at the direction of the Board of Directors of the Bank for the purpose of serving as a holding company for the Bank. The Company will be the sole stockholder of New Bank, an interim savings bank subsidiary which is being organized for the purpose of facilitating the proposed Reorganization. Until the Effective Date, New Bank will not conduct any operations or business. On the Effective Date, it will be merged into the Bank and the resulting institution will continue the operations and business of the Bank without interruption.

     The Company's executive offices are located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, and its telephone number is (505) 622-6201.

Regulation
----------

     The Company will become a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, the Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Company and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

     As a unitary savings and loan holding company, the Company generally is not subject to activity restrictions. If the Company acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of the Company and any of its subsidiaries (other than the Bank or any other SAIF-insured savings association) would become subject to such restrictions unless such other associations each qualify as a Qualified Thrift Lender ("QTL") and were acquired in a supervisory acquisition.

     If the Bank fails the QTL test, the Company must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple savings and loan holding companies or their subsidiaries. In addition, within one year of such failure the Company must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple savings and loan holding company.

     Should the Bank fail to meet its minimum regulatory capital requirements, the Company will be required to execute a limited capital guarantee in connection with the filing of a capital restoration plan by the Bank. Such a guarantee would expire only after the OTS notifies the Bank that it has remained adequately capitalized for each of four consecutive calendar quarters.

     The Bank is subject to Sections 23A and 23B of the Federal Reserve Act which govern transactions between savings banks and their affiliates, which includes the Company. Section 23A limits the extent to which a savings and loan association or its subsidiaries may engage in covered transactions with an affiliate to an amount equal to 10% of the savings bank's capital and surplus for each transaction, with an aggregate limit on all such transactions with affiliates of 20% of capital and surplus, and imposes certain collateral requirements with respect to such transactions. Section 23B requires that all such transactions be on terms substantially the same or at least as favorable to the savings and loan association as those that would be provided to a non-affiliate. A "covered transaction" includes the making of loans, the purchase and sale of assets, the issuance of guarantees and other similar transactions.

     The Company must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

Federal and State Taxation
--------------------------

     After the consummation of the Reorganization, the Company and the Bank intend to file consolidated federal and state income tax returns which would have the effect of eliminating intercompany distributions, including dividends, in the computation of the consolidated taxable income. Any income of the Company would not be subject to the special bad debt deduction allowed the Bank, whether or not consolidated tax returns are filed.

Restrictions on Resale of Company Stock Received by Certain Persons
-------------------------------------------------------------------

     No present market exists for the Bank Common Stock and it is presently exempt from the registration requirements of the Securities Act. The Bank Common Stock currently has no public market and there will be no public market for the Company Common Stock following the Reorganization. In addition, there can be no assurance that a public market will develop for the Company Common Stock. Although the Company Common Stock has been registered under the Securities Act, the Company intends to immediately de-register with the SEC upon completion of the Reorganization in order to avoid the expense of ongoing reporting obligations. Rule 144 of the General Rules and Regulations under the Securities Act (which permits public resales of unregistered stock under certain conditions after a one-year holding period by the seller if there is available current public information concerning the issuer) will not be available for use by purchasers to effect transfers of Common Stock. The Company does not intend to make available to the public information contemplated under Rule 144 concerning itself. A non-affiliate of the Company may, however, be permitted (for federal securities law purposes) to effect a resale of the Common Stock after such stock has been owned continuously for two years under paragraph (k) of Rule 144. Additionally, the registration of Company Common Stock may be required under laws of certain states before any shares may be resold. A restrictive legend will be placed on the stock certificates representing the shares exchanged in the Reorganization to ensure the effectiveness of these restrictions. The Company reserves the right to require an opinion of counsel satisfactory to it regarding the availability of resale exemptions to be provided by a proposed seller of the Company Common Stock.

Company Management
------------------

     The initial Board of Directors of the Company consists of the current directors of the Bank. Such directors will serve for terms which will run concurrently with their respective terms as directors of the Bank.

     The executive officers of the Company, each whom is currently an executive officer of the Bank, are identified below. The executive officers of the Company are elected annually by the Company's Board of Directors.

                 Name           Position with the Company
                 ----           -------------------------
          Aubrey L. Dunn, Jr.   President and Chief Executive Officer

          Ronald D. Rogers      Senior Vice President, Chief Financial
                                Officer and Secretary

     It is currently expected that, unless the Company becomes actively involved in the operation or acquisition of additional savings institutions or other businesses, no separate compensation will be paid to the directors and employees of the Company. However, the Company may determine that separate compensation is appropriate in the future. Upon completion of the Reorganization, the Stock Option Plan of the Bank will become the Stock Option Plan of the Company and directors and employees of the Bank will continue to be eligible to participate. Since the directors and employees of the Bank will not initially be compensated by the Company but will continue to serve and be compensated by the Bank, no additional Company benefit plans are anticipated at this time. The Bank will continue to maintain its other benefit programs.

                                  LEGAL OPINION

     The legality of the Company Common Stock to be issued pursuant to the Reorganization and certain other matters in connection with the Reorganization will be passed upon by Silver, Freedman & Taff, L.L.P., a limited liability partnership including professional corporations, 1100 New York Avenue, N.W., Washington, DC 20005-3934.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Bank's proxy materials for next year's Annual Meeting of Stockholders (or the Company's proxy materials, if the Reorganization is then completed), any stockholder proposal to take action at such meeting must be received at the main office of the Bank or the Company, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, no later than __________, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matter described above in this Proxy Statement/Prospectus. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Bank. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Bank Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        RONALD D. ROGERS
                                        Secretary


Roswell, New Mexico
____________, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of New Mexico, on May 8, 1998.

                              FIRST FEDERAL BANK OF THE SOUTHWEST, INC.

                              By:  /s/ Aubrey L. Dunn, Jr.
                                 ----------------------------
                                 Aubrey L. Dunn, Jr.
                                (Duly Authorized Representative)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey L. Dunn, Jr. his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER ("Agreement"), is made and entered into by and among FIRST FEDERAL SAVINGS BANK OF NEW MEXICO, a federally-chartered capital stock thrift institution ("First Federal"), NEW FIRST FEDERAL SAVINGS BANK OF NEW MEXICO, a federally-chartered capital stock thrift institution in the process of organization ("New Bank") and FIRST FEDERAL BANK OF THE SOUTHWEST, INC., a Delaware business corporation (the "Holding Company"), effective as of the date executed by all of the parties.


                                   WITNESSETH:

     WHEREAS, First Federal is a capital stock thrift institution duly organized and validly existing under the laws of the United States of America and having its principal office in Roswell, New Mexico, with authorized capital stock consisting of 499,422 shares of common stock, par value $1.00 per share ("First Federal Common Stock"), of which 408,865 shares are issued and outstanding;

     WHEREAS, New Bank is a capital stock thrift institution in the process of organization under the laws of the United States of America, which is proposed to be a subsidiary of the Holding Company and to have authorized capital stock consisting of 499,422 shares of common stock, par value $1.00 per share ("New Bank Stock");

     WHEREAS, the Holding Company is a capital stock corporation duly organized and validly existing under the laws of Delaware, with authorized capital stock consisting of one million shares of common stock, par value $.01 per share ("Holding Company Common Stock") of which one share is issued and outstanding, and 500,000 shares serial preferred stock, of which no shares are issued and outstanding;

     WHEREAS, the Holding Company proposes to issue one share of its common stock to its incorporator in return for $10.00 cash consideration and to purchase one share of the common stock of New Bank for $10.00;

     WHEREAS, it is the desire of the parties to this Agreement to adopt a plan of reorganization providing for the formation of a thrift institution holding company; and

     WHEREAS, a majority of the respective Boards of Directors of First Federal, New Bank, and the Holding Company have approved and authorized the execution of this Agreement pursuant to which the plan of reorganization, including the merger of New Bank into First Federal, will be implemented;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in order to prescribe the plan of reorganization and merger, including its terms and conditions, the mode of carrying the same into effect, the manner and basis of stockholders of First Federal exchanging their First Federal Common Stock for Holding Company Common Stock or selling their First Federal Common Stock and such other details and provisions as are deemed necessary or proper, the parties hereby agree as follows:

                                    ARTICLE I

                            MERGER AND REORGANIZATION

          1.1 Subject to the conditions hereinafter set forth, New Bank shall be merged into First Federal under the Charter of First Federal at the Effective Date (as defined in Article XI hereof) of the merger (the "Merger"). The Merger shall be effected pursuant to the provisions of, and with the effect provided in, the applicable provisions of the laws of the United States of America and the Rules and Regulations of the Office of Thrift Supervision ("OTS").

     1.2 On the Effective Date, the resulting thrift institution in the Merger shall be First Federal (hereinafter referred to as the "Surviving Institution" whenever reference is made to it as of the Effective Date of the Merger or thereafter) which will continue to operate as a thrift institution under the name"First Federal Bank of the Southwest." The Charter and Bylaws of First Federal in effect on the Effective Date shall be the Charter and Bylaws of the Surviving Institution. The established offices and facilities of First Federal immediately prior to the Merger shall become the established offices and facilities of the Surviving Institution. The locations of the home office and any other offices of the Surviving Institution are set forth in Schedule A attached hereto.

     1.3 On the Effective Date of the Merger, New Bank shall cease to exist separately and shall be merged with and into First Federal in accordance with the provisions of this Agreement and in accordance with the provisions of applicable laws, rules and regulations, and all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chose in action, rights and credits then owned by New Bank or which would inure to it, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Surviving Institution, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by New Bank prior to such Merger. The Surviving Institution shall be deemed to be and shall be a continuation of the entity and identity of New Bank and First Federal and all of the rights and obligations of New Bank and First Federal shall remain unimpaired and the Surviving Institution, on the Effective Date of such Merger, shall succeed to all such rights and obligations and the duties and liabilities connected therewith on such Effective Date.

     1.4 On the Effective Date of the Merger, there will be no holders of deposit accounts, transaction accounts, savings accounts or certificates of deposit issued by New Bank. Holders of deposit accounts, transaction accounts, savings accounts or certificates of deposit of First Federal as of the Effective Date of the Merger shall continue to be holders of the same interest of the Surviving

Institution without change as to withdrawal value or other rights. No existing deposit account, transaction account, savings account or certificate of deposit holder shall have any of his rights impaired by virtue of the Merger contemplated hereby.

     1.5  The  directors  and  officers  of  the  Surviving  Institution  on the
Effective Date shall be those persons who are directors and officers, respectively, of First Federal immediately before the Effective Date. Information with respect to the directors of the Surviving Institution is set forth in Schedule B attached hereto. The committees of the Board of Directors of the Surviving Institution on the Effective Date shall be the same as, and shall be composed of the same persons who were serving on, committees appointed by the Board of Directors of First Federal as they exist immediately before the Effective Date. The committees, if any, of officers of the Surviving Institution on the Effective Date shall be the same as, and shall be composed of the same officers who were serving on, the committees of officers of First Federal as they exist immediately before the Effective Date.

     1.6 Except as expressly prohibited by applicable laws, all corporate acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of First Federal and New Bank, their respective stockholders, Boards of Directors, committees elected or appointed by their Boards of Directors, and their respective officers and agents, which were valid and effective immediately before the Effective Date, shall be taken for all purposes at and after the Effective Date as the acts, plans and policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of the Surviving Institution and shall be as effective and binding thereon as the same were with respect to First Federal and New Bank immediately before the Effective Date.

     1.7 On and after the Effective Date, First Federal's 1995 Employees' Stock Option Plan, as amended (the "Stock Option Plan") shall be assumed by the Holding Company and shares and options for shares awarded under the Stock Option Plan shall be options for shares of Holding Company Common Stock.

                                   ARTICLE II

                 CONVERSION, EXCHANGE AND CANCELLATION OF SHARES

     2.1 The manner and basis of converting and exchanging the issued and outstanding shares of First Federal Common Stock into shares of Holding Company Common Stock and related transactions concerning New Bank, shall be as hereinafter provided in this Article II.

     2.2 On the Effective Date:

     (a) Each share of First Federal Common Stock outstanding on the Effective Date shall, without any action on the part of the holder thereof or First Federal or the Holding Company, be converted into and exchangeable for one share of Holding Company Common Stock;

     (b) The outstanding share of New Bank Stock issued to the Holding Company shall be canceled and converted into a share of First Federal Stock; and

     (c) The share of Holding Company Stock previously issued to the Holding Company's incorporator and outstanding shall be canceled for a redemption price of $10.00.

     2.3 Exchange Procedures.

     (a) In accordance with Section 2.2(a) herein, holders of record of certificates formerly representing shares of First Federal Common Stock (the "Certificates") shall be instructed to tender such Certificates to the Holding Company pursuant to a letter of transmittal that the Holding Company or First Federal shall deliver or cause to be delivered to such holders.

     (b) Holding Company shall accept Certificates upon compliance with such reasonable terms and conditions as Holding Company may impose to effect an orderly exchange thereof in accordance with customary exchange practices. All Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Holding Company may require.

     (c) Each outstanding Certificate shall, until duly surrendered to Holding Company, be deemed to evidence ownership of the number of shares of Holding Company Common Stock into which such First Federal Common Stock shall have been converted by virtue of the Merger.

     (d) After the Effective Date, holders of Certificates shall cease to have rights with respect to First Federal Common Stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for Holding Company Common Stock as provided for in this Agreement. After the Effective Date, there shall be no further transfer on the records of First Federal of Certificates, and if such Certificates are presented to First Federal for transfer, they shall be canceled as provided for in this Agreement. The Holding Company shall be obligated to deliver Holding Company Common Stock to which any former holder of First Federal Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Holding Company Common Stock under this Agreement until such person surrenders the Certificates representing the right to receive such Holding Company Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Neither the Holding Company nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Holding Company shall be entitled to rely upon the stock transfer books of First Federal to establish the identity of those persons entitled to receive Holding Company Common Stock specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, the Holding Company shall be entitled to deposit any Holding Company Common Stock represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     2.7 New Bank Stock. The outstanding share of New Bank Stock issued to the Holding Company shall be canceled and converted into a share of First Federal Common Stock.

     2.8 Dissenting Shares. Any record holder of First Federal's Common Stock may require First Federal to pay the fair or appraised value of his or her First Federal Common Stock, determined as of the Effective Date of the Merger, by complying with Section 552.14 of the OTS Rules and Regulations. The computation of fair or appraised value of such shares (the "Dissenting Shares") will exclude any element of value arising from the accomplishment or expectation of the Merger. Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Date, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OTS Regulations.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

     The Holding Company hereby represents and warrants as follows:

     3.1 The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. At the Effective Date, the Holding Company will have the corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

     3.2 The Holding Company has no subsidiaries other than New Bank at the date of this Agreement. Between the date hereof and the Effective Date, the Holding Company will not create or acquire any subsidiaries, other than New Bank, without the consent of First Federal.

     3.3 The authorized capital stock of the Holding Company consists on the date hereof of one million shares of Holding Company Common Stock, par value $.01 per share, and 500,000 shares of serial preferred stock. Except as set forth above or as contemplated by this Agreement or necessary for the effectuation of the Merger, as of the date hereof, the Holding Company has one share of its capital stock issued and outstanding and does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock.

     3.4 Compliance with the terms and provisions of this Agreement by the Holding Company will not conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which the Holding Company is a party, or constitute a default thereunder.

     3.5 The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company and has been approved by the Holding Company's incorporator as its sole stockholder.

     3.6 The Holding Company has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement and the Merger by the Holding Company's incorporator and the provisions of Section 7.3 hereof.

     3.7 On or prior to the Effective Date, the Holding Company will make available for issuance and delivery that number of shares of Holding Company Common Stock into which the outstanding First Federal Common Stock is to be converted and exchanged pursuant to the Merger and this Agreement. All such shares of Holding Company Common Stock, when delivered in exchange for First Federal Common Stock, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and will be voting stock of the Holding Company.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL

     First Federal hereby represents and warrants as follows:

     4.1 First Federal is a capital stock thrift institution duly organized and validly existing under the laws of the United States of America, and is duly authorized to carry on its business as it is now being conducted.

     4.2 The authorized capital stock of First Federal consists on the date hereof of 499,422 shares of First Federal Common Stock, par value $1.00 per share, of which 408,865 shares are issued and outstanding, and no shares of preferred stock.

     4.3 Compliance with the terms and provisions of this Agreement by First Federal will not conflict with, constitute a default under or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which First Federal is a party.

     4.4 The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of First Federal.

     4.5 First Federal has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement, subject to the provisions of Section 7.3 hereof.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF NEW BANK

     New Bank hereby represents and warrants as follows:

     5.1 New Bank, at the direction of the Holding Company, will apply to the OTS to be chartered as a capital stock thrift institution, and immediately before the Effective Date will be duly organized and validly existing under the laws of the United States of America, and duly authorized to carry on the business of an interim federal thrift institution.

     5.2 The authorized capital stock of New Bank is proposed to consist of 499,422 shares of New Bank Stock, par value $1.00 per share. Except for the one share of New Bank Stock issued to the Holding Company for the effectuation of the Merger, prior to the Merger, New Bank will not have any shares of its stock issued and outstanding. There are no outstanding subscriptions, options or other arrangements or commitments obligating New Bank to issue any shares of its capital stock.

     5.3 Compliance with the terms and provisions of this Agreement by New Bank will not conflict with, constitute a default under or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which New Bank is, or upon organization will be, a party.

     5.4 Prior to the Merger, the execution, delivery and performance of this Agreement will be duly authorized by the Board of Directors of New Bank and will be approved by the Holding Company as the sole stockholder of New Bank.

     5.5 New Bank has complete and unrestricted power to enter into and to consummate the transaction contemplated by this Agreement, subject to the approval of this Agreement and the Merger by the Holding Company as sole stockholder of New Bank and the provisions of Section 7.3 hereof.

                                   ARTICLE VI

              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

     6.1 Prior to the Effective Date, (i) New Bank shall complete its organization and have directors who shall be duly elected and qualified, (ii) the Holding Company shall complete its organization and have directors who shall be duly elected and qualified, and (iii) this Agreement shall be duly submitted to the stockholders of First Federal for the purpose of considering and acting upon this Agreement in the manner required by law. Each party shall use its best efforts to obtain the requisite approvals of this Agreement and the transactions contemplated herein and, after obtaining such approval, the parties through their respective officers and directors, shall execute and file with the appropriate regulatory authorities all documents and papers, and the parties shall take every reasonable action, necessary to comply with and to secure such approval of this Agreement and the transactions contemplated herein as may be required by all applicable statutes, rules and regulations.

                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO THE CONSUMMATION OF
                          THE MERGER AND REORGANIZATION

     The obligations of the parties hereto to consummate the Merger and the reorganization contemplated hereby shall be subject to the conditions that on or before the Effective Date:

     7.1 Each of the parties hereto shall have performed and complied with all of its obligations hereunder which are to be complied with or performed on or before the Effective Date.

     7.2 This Agreement and related transactions contemplated hereby shall have been duly and validly authorized, approved and adopted at a meeting of stockholders duly and properly called for such purpose by First Federal by an affirmative vote of at least 50 percent of the outstanding voting stock of First Federal plus one affirmative vote, all in accordance with the applicable regulations of the OTS.

     7.3 Orders, consents and approvals, in form and substance reasonably satisfactory to all the parties hereto, shall have been entered by the OTS, (or there shall have been received satisfactory assurance that such orders, consents or approvals are not required), granting the authority necessary for consummation of the transactions contemplated by this Agreement pursuant to the provisions of the Rules and Regulations of the OTS, all other requirements prescribed by law and the rules and regulations of any other regulatory authority having jurisdiction over the transactions contemplated herein shall have been satisfied.

     7.4 There shall have been received from Ritter, Barr & Company accountants to First Federal, an opinion to the effect that:

     1.   The Merger  will  constitute  a  reorganization  within the meaning of
          Section 368(a)(1)(A) and 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will not be disqualified by reason of the fact that stock of the Holding Company is used in the transaction (Section 368(a)(2)(E)of the Code). It will also not be disqualified by the substitution of Holding Company stock options for First Federal Stock options as discussed in above (Rev. Rul. 70- 269, 1970-1 C.B. 82). For purposes of this opinion, First Federal deposits with a liquidation account interest do not constitute stock for purposes of Section 368(c) of the Code. The Holding Company, New Bank, and First Federal will each be a "part to a reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized to New Bank on the transfer of substantially all of its assets to First Federal (Section 361(a) of the Code).

     3. No gain or loss will be recognized to First Federal on the receipt by First Federal of substantially all of the assets of New Bank in exchange for First Federal Stock (Section 1032(a) of the Code).

     4. First Federal's basis in each New Bank asset received in the transaction will be the same as the basis of those assets in the hands of New Bank immediately prior to the transaction (Section 362(b) of the Code.)

     5. First Federal's holding period in each New Bank asset will include the period during which New Bank held such asset (Section 1223(2) of the Code).

     6. No gain or loss will be recognized by Holding Company upon receipt of First Federal Common Stock (Section 354(a)(1) of the Code).

     7. No gain or loss will be recognized by the shareholders of First Federal on the exchange of their First Federal Common Stock solely for an identical number of shares of Holding Company Common Stock (Section 354(a)(1) of the Code).

     8. Each First Federal shareholder's basis in the Holding Company Common Stock received in the transaction will be the same as their basis in their First Federal Common Stock surrendered in the transaction (Section 358(a)(1) of the Code).

     9. The holding period of the Holding Company Common Stock received by a First Federal common shareholder in exchange for the transfer of First Federal Common Stock will include the period during which the First Federal Common Stock surrendered in exchange therefor was held, provided that the First Federal Common Stock was held as a capital asset on the date of the exchange (Section 1223(1) of the Code).

     10. The net operating loss of First Federal, if any, will not be reduced or eliminated by reason of the proposed reorganization under Section 382 of the Code.

     7.6 No good faith action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the Merger and reorganization contemplated herein, or which might restrict the operation of the business of the Surviving Institution or the ownership of the capital stock of the Surviving Institution or the exercise of any rights with respect thereto by the Holding Company, or subject any of the parties hereto or any of their directors or officers to any liability, fine, forfeiture, or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have breached or will breach any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

                                  ARTICLE VIII

                         ADDITIONAL CONDITIONS PRECEDENT

     8.1 Each obligation of the Holding Company and New Bank to be performed on or prior to the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following additional conditions:

          (a) The representations and warranties made by First Federal and by New Bank in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date; and

          (b) The Holding Company shall have received an opinion of Silver, Freedman & Taff, L.L.P. which shall be to the effect that:

               (i) First Federal is duly organized and validly existing under the laws of the United States of America and the Rules and Regulations of the OTS;

               (ii) the execution and delivery of this Agreement did not, and the consummation of the Merger and reorganization contemplated hereby will not, violate any provisions of the Charter or Bylaws of First Federal;

               (iii) New Bank is a capital stock thrift institution, duly organized and validly existing under the laws of the United States of America and Rules and Regulations of the OTS;

               (iv) the execution and delivery of this Agreement did not, and the consummation of the Merger and reorganization contemplated hereby will not, violate any provisions of the Charter or Bylaws of New Bank; and

               (v) the Boards of Directors and stockholders of First Federal and
          New Bank have taken all corporate action required by their respective Charters and Bylaws and by the Rules and Regulations of the OTS to authorize the execution and delivery of this Agreement and to approve the Merger and reorganization in accordance with the terms of this Agreement; First Federal and New Bank have obtained the requisite approvals from the OTS to consummate the Merger and reorganization contemplated by this Agreement; and this Agreement is a legal, valid and binding agreement of First Federal and New Bank in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the rights of creditors generally or the rights of creditors of thrift institutions the accounts of which are insured by the Federal Deposit Insurance Corporation or which are subject to regulation by the OTS, including but not limited to laws relating to the availability of equitable remedies.

     8.2 Each obligation of First Federal to be performed on or prior to the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following additional conditions:

          (a) The representations and warranties made by the Holding Company and by New Bank contained in this Agreement shall be true as though such representations and warranties had been made or given at and as of the Effective Date;

          (b) This Agreement and the transactions contemplated hereby shall have been duly and validly authorized, approved and adopted by the Holding Company and by New Bank; and

          (c) First Federal shall have received an opinion of Silver, Freedman & Taff, L.L.P. which shall be to the effect that:

               (i) The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) The Holding Company has corporate power to execute and deliver this Agreement; the Board of Directors and the Holding
          Company's incorporator have taken all action required by its Certificate of Incorporation and Bylaws to authorize such execution and delivery, to approve the Merger and reorganization contemplated hereby and to authorize the issuance of the shares of Holding Company Common Stock necessary to consummate the Merger and reorganization; and this Agreement is the legal, valid and binding agreement of the Holding Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the rights of the creditors generally, including but not limited to laws relating to the availability of equitable remedies;

               (iii) New Bank is a capital stock thrift institution duly organized and validly existing under the laws of the United States of America and the Rules and Regulations of the OTS;

               (iv) New Bank has the corporate power to execute, deliver and perform this Agreement; the Board of Directors and the stockholder of New Bank have taken all action required by its Charter and Bylaws and by the Rules and Regulations of the OTS to authorize such execution, delivery and performance and to approve the Merger; and this Agreement is the legal, valid and binding agreement of New Bank in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the rights of creditors generally or the rights of creditors of thrift institutions the accounts of which are insured by the Federal Deposit Insurance Corporation or which are subject to regulation by the OTS, including but not limited to laws relating to the availability of equitable remedies; and

               (v) The Holding Company and New Bank have obtained or will obtain the requisite approvals from the OTS to consummate the Merger and reorganization contemplated by this Agreement.

     In rendering opinions provided for in this Agreement, counsel may rely upon opinions of other counsel and, as to matters of fact, upon certificates of public officials and of any officer or officers of First Federal, New Bank and the Holding Company.

                                   ARTICLE IX

                                   AMENDMENTS

     First Federal, the Holding Company and New Bank, by mutual consent of their respective Boards of Directors or incorporators, as the case may be, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time before or after the approval and adoption thereof by the stockholders of First Federal, provided, however, that no such amendment, modification, supplement or interpretation shall have a materially adverse impact on First Federal or its stockholders except with the approval of the stockholders of First Federal.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

     10.1 Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger and reorganization abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of First Federal) prior to the Effective Date:

          (a) By mutual consent of the parties hereto;

          (b) By the Holding Company or New Bank, if any condition set forth in Sections 7.1 through 7.5 of Article VII or Section 8.1 of Article VIII has not been met or has not been validly waived or if; or

          (c) By First Federal, if any condition set forth in Sections 7.1 through 7.5 of Article VII or Section 8.2 of Article VIII has not been met or has not been validly waived or if the holders of more than 10 percent of the outstanding voting stock of First Federal deliver properly to First Federal a demand for appraisal and payment for shares pursuant to 12 C.F.R. ss. 552.14.

     10.2 An election by a party hereto to terminate this Agreement and abandon the Merger as provided in Section 10.1 shall be exercised on behalf of such thrift institution or corporation by its Board of Directors or incorporators, as may be the case.

     10.3 In the event of the termination of this Agreement pursuant to the provisions of Section 10.1 hereof, this Agreement shall become void and have no effect and create no liability on the part of any of the parties hereto or their respective incorporators, directors, officers or stockholders in respect to this Agreement.

     10.4 Any of the terms or conditions of this Agreement (other than the necessary approvals of stockholders and government authorities) may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to be afforded to the stockholders of First Federal.

                                   ARTICLE XI

                                 EFFECTIVE DATE

     The effective date of the Merger ("Effective Date") shall be the last day of the calendar month during which the last to occur of the following events takes place: (i) the Merger is approved by the OTS and the Articles of Combination are executed by the OTS, (ii) all other required regulatory approvals have been obtained, and (iii) all other conditions to the Merger herein set forth have been met. The Boards of Directors of First Federal, New Bank and the Holding Company each specifically and expressly delegate to their respective chief executive officers the authority to change, by mutual consent of such officers, the Effective Date of the Merger if necessary to properly and efficiently accomplish the Merger. However, in no event shall the Merger become effective unless and until approved by the OTS.

                                   ARTICLE XII

                       TERMINATION OF REPRESENTATIONS AND
                        WARRANTIES AND CERTAIN AGREEMENTS

     The respective representations, warranties, covenants and agreements of the parties hereto in Articles III, IV and V hereof shall expire with, and be terminated and extinguished by, the Merger and reorganization pursuant to this Agreement at the time of the consummation thereof on the Effective Date. None of the parties shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement which does not survive the Merger and reorganization, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant or agreement shall be to elect not to proceed with the Merger and reorganization if such breach has resulted in the failure to satisfy a condition precedent to such party's obligation to consummate the transactions contemplated hereby.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties other than those set forth or provided for herein.

     13.2 Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     13.3 Any notice or waiver to be given to any party shall be in writing and shall be deemed to have been duly given if delivered, mailed, or sent by prepaid telegram, addressed to such party at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201.

     13.4 The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

     13.5 First Federal will pay all fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, First Federal, New Bank and the Holding Company each under the authority of its Board of Directors have caused this Agreement to be executed with the intent to be legally bound hereby.

                                        FIRST FEDERAL SAVINGS BANK
ATTEST:                                   OF NEW MEXICO

By:   /s/ Ronald D. Rogers              By:   /s/ Aubrey L. Dunn, Jr.
      ------------------------------          ------------------------------
      Ronald D. Rogers                        Aubrey L. Dunn, Jr.
      Senior Vice President,                  President and Chief Executive
        Chief Financial Officer and             Officer
        Secretary

Date: April 22, 1998                    Date: April 22, 1998
      ----------------------------            ----------------------------


                                        NEW FIRST FEDERAL SAVINGS
ATTEST:                                   BANK OF NEW MEXICO

By:   /s/ Ronald D. Rogers              By:   /s/ Aubrey L. Dunn, Jr.
      ------------------------------          ------------------------------
      Ronald D. Rogers                        Aubrey L. Dunn, Jr.
      Senior Vice President,                  President and Chief Executive
        Chief Financial Officer and             Officer
        Secretary

Date: April 22, 1998                    Date: April 22, 1998
      ----------------------------            ----------------------------


                                        FIRST FEDERAL BANK OF THE
ATTEST:                                   SOUTHWEST, INC.

By:   /s/ Ronald D. Rogers              By:   /s/ Aubrey L. Dunn, Jr.
      ------------------------------          ------------------------------
      Ronald D. Rogers                        Aubrey L. Dunn, Jr.
      Senior Vice President,                  President and Chief Executive
        Chief Financial Officer and             Officer
        Secretary

Date: April 22, 1998                    Date: April 22, 1998
      ----------------------------            ----------------------------


WITNESS:

/s/ Sean Ormand                         /s/ Angie Humble
----------------------------------      ----------------------------------

Date: April 22, 1998                    Date: April 22, 1998
      ----------------------------            ----------------------------

                                   SCHEDULE A

                        OFFICES OF SURVIVING INSTITUTION

Main Office
-----------

300 North Pennsylvania Avenue
Roswell, New Mexico 88201


Branch Offices
--------------

1800 South Telshor Boulevard
Las Cruces, New Mexico 88011

398 Sudderth
Roswell, New Mexico 88345

301 West Amador
Las Cruces, New Mexico 88011

300 East First Street
Alamogordo, New Mexico 88310


Loan Production Office
----------------------

7500 North Mesa, Suite 307
El Paso, Texas 79912

                                   SCHEDULE B

                       DIRECTORS OF SURVIVING INSTITUTION

                                                                          Term
        Name                               Address                       Expires
        ----                               -------                       -------
Colin R. McMillan               300 North Pennsylvania Avenue              1999
Chairman of the Board           Roswell, New Mexico

Albert Lake, Jr.                300 North Pennsylvania Avenue              1999
Director                        Roswell, New Mexico

Arturo Jurado                   300 North Pennsylvania Avenue              1999
Director                        Roswell, New Mexico

Garry Owen                      300 North Pennsylvania Avenue              2000
Director                        Roswell, New Mexico

Larry L. Sheffield              300 North Pennsylvania Avenue              2000
Director                        Roswell, New Mexico

Aubrey L. Dunn, Jr.             300 North Pennsylvania Avenue              2000
Director                        Roswell, New Mexico

Edward K. David                 300 North Pennsylvania Avenue              2000
Director                        Roswell, New Mexico

Russell P. Weems                300 North Pennsylvania Avenue              2001
Director                        Roswell, New Mexico

Judy A. Collins                 300 North Pennsylvania Avenue              2001
Director                        Roswell, New Mexico


Successor or substitute directors may be named, subject to compliance with the requirements of applicable law and the Charter and Bylaws of the Surviving Institution.

                                                                      APPENDIX B


                          CERTIFICATE OF INCORPORATION
                                       OF
                    FIRST FEDERAL BANK OF THE SOUTHWEST, INC


     FIRST: The name of the Corporation is First Federal Bank of the Southwest, Inc. (hereinafter sometimes referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:

     A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one million five hundred thousand (1,500,000) consisting of:

     1. Five hundred thousand (500,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

     2. One million (1,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

     B. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the

Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     C. Subject to the rights of holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     D. Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board").

     E. Stockholders shall not be permitted to cumulate their votes for the election of directors.

     SIXTH:

     A. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

     EIGHTH:

     A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Section:

     1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

     2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

     3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the
          Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

     4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

     5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested
          Stockholder (a "Disproportionate Transaction"); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally;

shall require the affirmative vote of the holders of at least 75% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or quotation system or otherwise.

     The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

     B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

     1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

     2.   All of the following conditions shall have been met:

          (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

               I. (if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it
                    (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (Y) in the
                    transaction in which it became an Interested Stockholder, whichever is higher.

               II. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               I. (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested
                    Stockholder for any shares of such class of Voting Stock acquired by it (X) within the two-year period immediately prior to the Announcement Date, or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher;

               II. (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               III. the Fair  Market  Value  per  share of such  class of Voting
                    Stock on the Announcement Date or on the Determination Date, whichever is higher.

          (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (d)  After  such  Interested  Stockholder  has  become  an  Interested
               Stockholder and prior to the consummation of such Business Combination; (i) except as approved by a majority of the
               Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and
               (iii)  neither  such  Interested   Stockholder  nor  any  of  its
               Affiliates   shall  have  become  the  beneficial  owner  of  any
               additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C. For the purposes of this Article EIGHTH:

     1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

     2. "Interested Stockholder" shall mean any Person (other than the Corporation or Subsidiary thereof) who or which:

          (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     3.   A Person shall be a "beneficial owner" of any Voting Stock:

          (a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on October 31, 1994; or

          (b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

          (c) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on October 31, 1994, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

          provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

     4. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 31, 1994.

     6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     7. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

     8. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock of the National Association of Securities Dealers Automated Quotations ("NASDAQ") System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

     9. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

     10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

     E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

     NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

     TENTH:

     A. Except as set forth in Section B of this Article TENTH, in addition to any affirmative vote of stockholders required by law or this Certificate of Incorporation, any direct or indirect purchase or other acquisition by the Corporation of any equity security of any class from any Interested Person (as hereinafter defined) shall require the affirmative vote of the holders of at least 75% of the Voting Stock of the Corporation that is not beneficially owned by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article TENTH are as set forth in Section C below.

     B. The provisions of Section A of this Article TENTH shall not be applicable with respect to:

     1. any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation or a Subsidiary (which term, as used in this Article TENTH, is as defined in the first clause of Section C.6 of Article EIGHTH hereof) of the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and, if required, complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations);

     2. any purchase or acquisition made pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Disinterested Directors (which term, as used in this Article TENTH, is as defined in Article EIGHTH hereof); or

     3. any purchase or acquisition which is approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, and which is made at no more than the Market Price (as hereinafter defined), on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

     C. For the purposes of this Article TENTH:

     1. The term Interested Person shall mean any Person (other than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any of its Subsidiaries pursuant to the terms of such plans and trustees and fiduciaries with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner of 5% or more of the Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

     2. The Market Price of shares of a class of equity security on any day shall be determined in the same manner as "Fair Market Value" set forth in section C.8 of Article EIGHTH.

     3. For purposes of this Article TENTH, all references to the term Interested Stockholder in the definition of Disinterested Director shall be deemed to refer to the term Interested Person.

     ELEVENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any Subsidiary (as defined in Article EIGHTH herein), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     TWELFTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     THIRTEENTH:  The  Corporation  reserves  the right to amend or  repeal  any
provision   contained  in  this  Certificate  of  Incorporation  in  the  manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article THIRTEENTH, clauses B or C of Article FOURTH, clauses C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article TENTH or Article ELEVENTH.

     FOURTEENTH: The name and mailing address of the sole incorporator are as follows:

                 NAME                           MAILING ADDRESS
                 ----                           ---------------
          Aubrey L. Dunn, Jr.            300 North Pennsylvania Avenue
                                         Roswell, New Mexico 88201

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 30th day of April, 1998.


                                        FIRST FEDERAL BANK OF THE
                                          SOUTHWEST, INC.

                                        /s/ Aubrey L. Dunn, Jr.
                                        -------------------------
                                        Aubrey L. Dunn, Jr.
                                        Incorporator

                                                                      APPENDIX C


                        RIGHTS OF DISSENTING STOCKHOLDERS

               SECTION 552.14 OF THE OFFICE OF THRIFT SUPERVISION
                              RULES AND REGULATIONS


ss. 552.14  Dissenter and appraisal rights.

     (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with ss.552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

     (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to ss. 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ or any combination of such shares of stock and cash.

     (c) Procedure.

          (1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of the management's proxy solicitation for such meeting.

          (2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

          (3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall;

               (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

               (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

               (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (6) of this section (set out in the notice) must be satisfied.

     The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

          (4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

          (5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

          (6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

          (7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

          (8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

          (9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

          (10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

          (11) STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                                                      APPENDIX D
                                                                      ----------


                                 First Federal
                                 of New Mexico


                               Annual Report 1997


                    First Federal Savings Bank of New Mexico

Las Cruces Telshor Branch
800 S. Telshor Blvd.
Las Cruces, NM  88011
(505)522-2664


Las Cruces Main Branch
301 W. Amador
Las Cruces, NM  88011
(505) 524-8571


Ruidoso Branch
388 Sudderth
Ruidoso, NM  88345
(505)257-4006


Loan Production Office
7500 N. Mesa, Suite 307
El Paso, TX  79912
(915)845-7270


Home Office
300 N. Pennsylvania Ave.
Roswell, NM  88201
(505)622-6201
In State: 1-800-219-6201


Alamogordo Branch
300 E. First St.
Alamogordo, NM  88310
(505)439-0011

[LOGO]   1997 Annual Report

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

President's Letter .........................................................   2

Financial Highlights .......................................................   4

Management's Discussion and Analysis of Financial Condition
  and Results of Operations ................................................   6

Report of Ritter, Barr & Company, Independent Auditors .....................   9

Consolidated Financial Statements

  Statements of Financial Condition ........................................  10

  Statements of Income .....................................................  12

  Statements of Stockholders' Equity .......................................  13

  Statements of Cash Flows .................................................  14

  Notes to Consolidated Financial Statements ...............................  15

Corporate Information ......................................................  34

--------------------------------------------------------------------------------

Dear Stockholders,

September 30, 1997 marked the end of a profitable and exciting fiscal year for First Federal Savings Bank of New Mexico. The Savings Bank expanded its markets, strived to remain competitive in an everchanging market, and provided a return to its stockholders.

September 30, 1997 year end profits were $2,137,106, a 111 % increase over 1996 profits (after a one time FDIC assessment in 1996 of $988,825). If this one time FDIC assessment is backed out of the 1996 year, the increase in profits for 1997 was 31.93%. The return on assets (ROA) for the Savings Bank during the year was 1.02% and the return on beginning equity (ROE) was 11.05%. The earnings per share were $5.23 and the Savings Bank paid an annual dividend of $1.65 per share.

Fee income contributed to this outstanding performance along with our growth in loans. Fee income increased from $346,270 to $532,208, an increase of 53.70% over last year. Total loans outstanding for the same period increased from $153,496,870 to $168,012,806, an increase of $14,515,936 or 9.46%. This growth in loans was funded largely by a decrease in investments of $13,585,982 and an increase in passbook savings accounts of $5,787,300. A major area of loan growth occurred in the commercial real estate loans out of our Las Cruces branch. However, mortgage lending continues to be a major focus of the Savings Bank. In 1997, the Savings Bank originated $28,646,582 in mortgage loans, of which $17,324,290 were sold into the secondary market. We at First Federal still strive to be a community bank offering lending to individuals for homes, businesses, and personal needs.

In an effort to diversify its lending portfolio First Federal has been very active in the consumer lending area. Through all of 1996 and the first six months of fiscal year 1997, the Savings Bank was active in the indirect automobile lending market. This enabled the Savings Bank to increase its consumer customer base. However, charge-offs increased in 1997 primarily due to these indirect automobile loans. Management has focused on tightening lending in indirect automobile paper and the majority of these losses have been recognized.

First Federal continues to maintain a strong equity position with year-end capital of $20,871,550. The tangible capital to total assets ratio remains above 9% and the total risk-based capital ratio is over 15%. The Savings Bank has adequate capital to sustain continued growth and expand through acquisitions.

Fiscal 1997 was a great year of expansion for First Federal. The Alamogordo branch opened its new facility and moved out of the pizza mall. The new building has approximately 5,000 square feet and five new drive-up lanes. This new branch showed profits exceeding $100,000 in 1997 despite its start-up costs. The Las Cruces branch has also had a great year in growth, as mentioned above, with $11,111,950 in commercial real estate loans originated. This growth has been in large part due to our new Las Cruces branch president, Joe Bullock. Joe came to First Federal in August of 1996 from Nations Bank. The Ruidoso branch experienced a record-breaking year for new loan originations. There were 372 loans made for a total of $8,640,755, an increase of 25% over 1996. Additionally, in the summer of 1997, First Federal opened a new loan production office ("LPO") in El Paso, Texas. This new LPO is located on the west side of El Paso on Mesa Street. This new venture has been slow in starting, but with the proposed change of home equity lending in Texas the prospects for potential looks good for 1998. Also, we have changed managers and hired a Small Business Administration (" SBA") specialist to work on bringing in new small business loans.

In closing, I urge you to take the time to read and study this report so that you might obtain a better understanding of the operations of First Federal. We will continue to strive to achieve a higher return on your investment in a manner that is safe, sound and consistent with prudent management decisions. Finally, I would like to take this opportunity to thank the directors, officers and staff of First Federal for their outstanding performance and commitment during the past fiscal year.

Sincerely,

/s/ Aubrey L. Dunn, Jr.

Aubrey L. Dunn, Jr.
President and Chief Executive Officer

Financial Highlights
Year ended September 30, 1997
--------------------------------------------------------------------------------

                                              1997           1996           1995           1994           1993
                                          ------------   ------------   ------------   ------------   ------------
Total interest income                     $ 16,560,493   $ 15,125,462   $ 13,902,727   $ 12,781,414   $ 11,160,850
Total interest expense                       8,313,006      7,761,290      7,019,085      5,733,208      5,500,329
                                          ------------   ------------   ------------   ------------   ------------
Net interest income before provision
  (benefit) for loan losses                  8,247,487      7,364,172      6,883,642      7,048,206      5,660,521
Provision (benefit) for loan losses            440,935        255,653        325,727        176,167        (20,583)
                                          ------------   ------------   ------------   ------------   ------------
Net interest income after provision
  (benefit) for loan losses                  7,806,552      7,108,519      6,557,915      6,872,039      5,681,104
Other income                                 1,539,273      1,510,868      1,493,950        954,018        796,705
Other expenses                               5,852,996      6,960,684      4,969,444      5,225,787      3,849,826
                                          ------------   ------------   ------------   ------------   ------------
Income before income taxes, cumulative
  effect of a change in accounting
  principle and extraordinary item           3,492,829      1,658,703      3,082,421      2,600,270      2,627,983
Income tax expense                           1,355,723        643,903      1,296,752      1,036,218        349,303
                                          ------------   ------------   ------------   ------------   ------------
Income before cumulative effect of a
  change in accounting principle and
  extraordinary item                         2,137,106      1,014,800      1,785,669      1,564,052      2,278,680
Cumulative effect of a change in
  accounting principle                              --             --             --             --        343,027
                                          ------------   ------------   ------------   ------------   ------------
Income before extraordinary item             2,137,106      1,014,800      1,785,669      1,564,052      2,621,707

Extraordinary item -- Insurance proceeds
  in excess of carrying value of assets
  destroyed or damaged in fire, less
  applicable income taxes                           --            --          42,485             --             --
                                          ------------   ------------   ------------   ------------   ------------
Net Income                                $  2,137,106   $  1,014,800   $  1,828,154   $  1,564,052   $  2,621,707
                                          ============   ============   ============   ============   ============
Weighted average shares outstanding            408,825        408,825        408,752        408,750        408,750
                                          ============   ============   ============   ============   ============
Earnings per share
  Income from continuing operations
    before income taxes                                                 $       7.54                  $       6.43
                                                                        ============                  ============
  Income before the cumulative effect
    of a change in accounting principle
    and extraordinary item                                              $       4.37                  $       5.57
                                                                        ============                  ============
  Cumulative effect of a change in
    accounting principle                                                                              $        .84
                                                                                                      ============
  Extraordinary item                                                    $        .10
                                                                        ============
Net income                                $       5.23   $       2.48   $       4.47   $       3.83   $       6.41
                                          ============   ============   ============   ============   ============

Year ended September 30, 1997
--------------------------------------------------------------------------------

                                              1997           1996           1995           1994           1993
                                          ------------   ------------   ------------   ------------   ------------
Total assets                              $212,153,109   $207,617,365   $190,680,149   $186,555,703   $200,455,132
Total deposits                             172,212,340    167,029,221    161,296,007    156,956,636    179,955,802

Real estate loans                          125,469,681    115,691,371    121,831,792    115,662,928    109,796,701

Other loans and mortgage-backed
  securities*                               54,278,574     52,659,695     43,553,470     44,967,863     49,268,927
Stockholders' equity                        20,871,550     19,347,696     18,865,237     17,605,945     16,664,624

Weighted average yield on total loans             8.86%          8.83%          8.73%          8.15%          8.27%

Weighted average interest rate on
  savings deposits                                4.53%          4.50%          4.76%          3.73%          3.79%

Primary spread                                    4.33%          4.33%          3.97%          4.42%          4.48%
Customer Service Facilities
  Full Service                                       5              4              3              3              3
  Branch Facilities                                  3              3              4              3              5

Dividends per share                       $       1.65   $       1.25   $       1.40   $       1.50   $       1.25
                                          ============   ============   ============   ============   ============

* Before loss allowances, unearned discounts, deferred loan origination fees and unearned interest.

----------------------------------------

Effective June 1, 1993, First Federal Savings Bank of New Mexico purchased all of the outstanding common stock of Mutual Building and Loan Association, F.A. ("Mutual"). Accordingly, the financial information for the fiscal year ended September 30, 1993 presented above reflects the purchase of Mutual, and thus, may not necessarily be indicative of future operating results or future financial condition.

Managment's discussion and analysis of
financial condition and results of operations
--------------------------------------------------------------------------------

General
-------

First Federal Savings Bank of New Mexico's (the "Savings Bank") net income depends primarily on its interest rate spread, which is the difference between the interest earned on its loan and investment portfolios and the interest paid on its deposits and borrowings. The spread is affected by economic factors that influence interest rates, loan demand and deposit flows. Earnings are also affected by levels of operating expenses, non-interest revenues and non-earning assets, such as real estate owned.

The Savings Bank's results from operations during the last two fiscal years have been influenced by fundamental changes in the economic, regulatory and competitive environment. Fiscal 1997 brought a continuation of a stable interest rate environment, with the thirty-year treasury bond yield trading in a range of 6.3% to 7.17%. This interest rate scenario allowed the Savings Bank to slightly increase its overall primary spread by five basis points through increasing the yield on earning assets (primarily loans) in spite of an increase in the cost of interest bearing liabilities (primarily savings accounts).

The following table sets forth, for the periods indicated, the weighted average interest yields earned on the Savings Bank's interest-earning assets, the weighted average interest rates paid on interest-bearing liabilities and the net yield on average interest-earning assets:

                                                        Year ended September 30,
                                                        ------------------------
                                                         1997              1996
                                                         ----              ----
Weighted average yield on all interest-earning assets    8.34%             8.21%
Weighted average rate paid on
  all interest-bearing liabilities                       4.69%             4.61%
                                                         ----              ----
Net yield on average interest-earning assets             3.65%             3.60%
                                                         ====              ====

In an effort to make the yields on its loan portfolio and investments more responsive to its cost of funds, the Savings Bank implemented a number of policies to enhance its interest rate spread and reduce interest rate risk. Those measures included (i) the continuation of a secondary market function where long-term, fixed-rate mortgages are sold on a regular basis, (ii) an emphasis upon the granting of adjustable rate mortgage loans and shorter maturity fixed-rate mortgage loans, (iii) the origination of commercial and consumer loans at interest rates subject to periodic adjustment based upon the prevailing prime rate or other prevailing market interest rates, and (iv) obtaining fixed-rate Federal Home Loan Bank (FHLB) advances where maturities are matched to the term and/or expected life of longer-term loans where acceptable margins can be obtained.

Although the emphasis has changed on mortgage loan originations to adjustable rates and shorter terms, the Savings Bank granted more long-term, fixed-rate mortgage loans due to relatively low interest rates and the existing demand in the Savings Bank's market area. For the year ended September 30, 1997, the Savings Bank sold $17,324,290 in newly originated long-term, fixed-rate mortgage loans.

While the Savings Bank has made some changes in the types of mortgages and other loans offered to permit more rapid adjustment to changes in prevailing rates, these adjustments have not fully compensated for the sensitivity of the cost of deposits to changes in rates. Consequently, the Savings Bank will remain vulnerable to future increases in interest rates which, if significant, would have an adverse effect on operations.

Liquidity and Capital Resources
-------------------------------

Total assets at September 30, 1997 were, $212,153,109 representing a 2% increase compared to total assets of $207,617,365 at September 30, 1996. Loans receivable increased by approximately $15.3 million from the prior year. Mortgage-backed securities decreased approximately $3.5 million from

September 30, 1996 to September 30, 1997, investment securities decreased by approximately $10.1 primarily due to the sale of an adjustable rate mutual fund and paydowns in mortgage-backed securities, respectively. Loan originations increased during fiscal 1997, with approximately $72.2 million being originated this year as compared to $69.4 million in the prior year. Originations were primarily funded through loan principal collections, excess liquidity and FHLB advances. As of September 30, 1997, the Savings Bank had $15.7 million in outstanding FHLB advances. These advances are primarily used to reduce the cost of funds and manage interest rate risk through matching these funds against longer-term, fixed-rate loans (see Note N to the consolidated financial statements). Management anticipates maintaining or increasing the current level of outstanding FHLB advances. At September 30, 1997, the Savings Bank had commitments to originate loans totaling $8,576,108 to be funded from cash and FHLB advances. Of the Savings Bank's total loans of $164,319,323 and total deposits of $172,212,340 at September 30, 1997, approximately $116,036,616 of loans and $73,570,109 of deposits represent variable rate instruments which are sensitive to market conditions. This represents an improvement in the match of interest-earning assets and interest-bearing liabilities and enables the Savings Bank to more readily adjust to fluctuating market conditions and changes in the economy. The liquidity position of the Savings Bank remains adequate (see Note I to the consolidated financial statements).

In July 1997 the Savings Bank completed its construction of the approximate 5,000 square foot full-service branch in Alamogordo, New Mexico at a cost of approximately $804,000 (excluding land acquired in fiscal 1996). The facilities, furniture, fixtures and equipment were funded out of excess liquidity. Also in July 1997, the Savings Bank established a Loan Production Office located in El Paso, Texas. The premises are leased and the overhead cost associated with the start up and operations of the office totaled approximately $24,000 in fiscal 1997. The office generated no revenue for fiscal 1997. A recent change in the management at that office is expected to bring positive changes for fiscal 1998.

Results of Operations
---------------------
Year ended September 30, 1997 as compared to year ended September 30, 1996

In fiscal 1997, net income increased 111 % from $1,014,800 in fiscal 1996 to $2,137,106 in fiscal 1997. Fiscal 1996 included a one-time assessment to recapitalize the SAIF, totaling $988,825. The increase in income in fiscal 1997, after the effect of the one-time assessment (net of tax effect), totaling $517,264, is due primarily to increased interest income, origination, commitment and loan fees, and fees for other services to customers (see Note K to the consolidated financial statements). This increase in income is after increased normal operating expenses of approximately $844,245, including interest and other expenses and excluding the overall decrease in insurance premiums.

Total interest income increased 9% in fiscal 1997, while total interest expense increased 7%. Interest income on loans increased $1,898,460 or 15% in fiscal 1997. This increase is primarily attributable to an increase in commercial real estate and consumer loan originations, which typically have higher yields than residential loans. The weighted average yield on all loans increased from 8.83% in fiscal 1996 to 8.86% in fiscal 1997.

Other income increased 2% in fiscal 1997 compared to fiscal 1996 primarily due to increased origination and commitment fees, and fees for other service income. Loan origination and commitment fees increased by 14% and fees for other service income increased by 54% during fiscal 1997 as compared to fiscal 1996. Origination fees, loan commitment fees and fees for other services increased by $244,457 while gain on the sale of loans and other income decreased by $236,137. Gain on the sale of loans decreased 45% from $376,483 during fiscal 1996 to $205,518 during fiscal 1997 due primarily to the onetime sale of $10,450,000 in mortgage loans in fiscal 1996 which resulted in a gain of $209,019 in that period. Exclusive of the one time-gain, the gain on sale through normal operations in fiscal 1997 would have increased by approximately $38,054. Interest expense on deposits increased 7% or $551,716 in fiscal 1997. This increase was due primarily to an increase in deposits and a lengthening of the term of FHLB advances obtained for matched funding purposes. Provision for losses on loans increased by $185,282 in fiscal 1997 from a $255,653 provision in fiscal 1996 to a provision of $440,935 in fiscal 1997, primarily due to losses incurred related to indirect automobile lending and increased level of outstanding loans. As of September 30, 1997 the allowance for loan losses totaled $1,677,153. Other expenses decreased $1,107,688 or 16% not withstanding expenses associated with the Savings Bank's holding company reorganization which was later withdrawn (see note S to the consolidated financial statements). The decrease in other expenses is primarily a result of the decreased insurance assessments and advertising expense. During fiscal 1997, the Savings Bank disposed of real estate owned and other assets at a loss (net of recoveries) of approximately $321,871. The losses were primarily related to automobile loans, specifically indirect dealer paper loans which totaled approximately $285,046. In light of the losses relative to automobile lending, management has implemented tighter lending standards.

Results of Operations
---------------------
Year ended September 30, 1996 as compared to year ended September 30, 1995

In fiscal 1996 net income decreased 45% from $1,828,154 in fiscal 1995 to $1,014,800 in fiscal 1996 due primarily to a one time assessment totaling $988,825, payment of compensation packages to former bank officers totaling $126,155, and to a curtailment gain of approximately $363,000 which resulted from the termination of the Savings Bank's pension plan in fiscal 1995 (see Note J to the consolidated financial statements).

Total interest income increased 9% in fiscal 1996, while total interest expense increased 11%. Interest income on loans increased $1,140,190 or 10% in fiscal 1996. This increase is primarily attributable to an increase in commercial real-estate and consumer loans, which typically have higher yields than residential loans. The weighted average yield on all loans increased from 8.73% in fiscal 1995 to 8.83% in fiscal 1996.

Other income decreased 2% in fiscal 1996 compared to fiscal 1995 due primarily to the curtailment gain discussed above and losses incurred during fiscal 1996 on the operation of real estate owned properties. Loan origination and commitment fees increased by 31 % during fiscal 1996 compared to fiscal 1995 due to the increase in loan originations of approximately $27.9 million in fiscal 1996. The Savings Bank originated approximately $69.4 million of new loans in fiscal 1996 compared to $41.5 million in fiscal 1995. Gain on sale of loans increased by $294,312 during fiscal 1996 compared to fiscal 1995. This increase includes a gain of $209,019 related to the one-time sale of a pool of $10,450,000 in long-term, fixed-rate mortgage loans. Interest expense on deposits and borrowed funds increased 11 % or $742,205 in fiscal 1996. This increase was due primarily to an increase in deposits and an increase in FHLB advances. Provision for losses on loans decreased by $70,074 in fiscal 1996 from a $325,727 provision in fiscal 1995 to a provision of $255,653 in fiscal 1996, based on management's estimate of the allowance for loan losses required to absorb possible future losses in the Savings Bank's portfolios at September 30, 1996. As of September 30, 1996 the allowance for loan losses totaled $1,523,349. This represents an increase of $164,986 or 12% from 1995. Other expenses increased $1,950,232 or 39%, primarily as a result of the one-time SAIF assessment, increased compensation from the establishment of the Alamogordo branch and compensation packages granted to former Senior Officers, increases in insurance premiums, increases in advertising expense and an increase in the loss on sale of investment securities. Loss on the sale of investment securities totaled $150,870 in fiscal 1996 as compared to a loss of $18,418 in fiscal 1995. The decision to sell long-term, low-yielding securities at a loss was predicated on managing interest rate risk and the fact that these securities had previously had a mark-to-market value with a much greater loss when interest rates were higher. Management and the Board were of the opinion that the loss on the sale of these securities could be recouped in a relatively short time through reinvesting the sales proceeds at the higher prevailing rates while mitigating interest rate risk. In fiscal 1996, the Savings Bank disposed of real estate owned and other repossessed assets with a carrying value of $62,997 for total proceeds of $26,674. This resulted in losses of $36,323 on the sale of real estate owned and other repossessed assets with an additional loss related to real estate owned operations of $4,685 (see Notes E, K and M to the consolidated financial statements).

--------------------------------------------------------------------------------
Report of Ritter, Barr & Company, Independent Auditors
--------------------------------------------------------------------------------

Board of Directors and Stockholders
First Federal Savings Bank of New Mexico
Roswell, New Mexico

We have audited the accompanying consolidated statements of financial condition of First Federal Savings Bank of New Mexico and subsidiary (the "Savings Bank") as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial condition of First Federal Savings Bank of New Mexico and subsidiary at September 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note A to the consolidated financial statements, in fiscal 1997 the Savings Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," and SFAS No. 122, "Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65 " and SFAS No. 123, "Accounting for Stock-based Compensation."


/s/ Ritter Barr & Company


Roswell, New Mexico
November 4, 1997

Consolidated Statements of Financial Condition
--------------------------------------------------------------------------------

                                                           September 30,
                                                    ---------------------------
                                                        1997           1996
                                                    ------------   ------------
ASSETS

Cash on hand and in banks -- Note P                 $  5,834,941   $  4,812,612

Interest-bearing deposits in banks -- Note P           7,303,569      5,641,277

Marketable securities, net of allowance
  for decline in market value of $6,480 and
  $11,963 at September 30, 1997 and 1996,
  respectively -- Notes B and P                          493,007        487,524

Investment securities -- Notes B, L and P:
  Investment securities held-to-maturity (fair
    value of $5,341,261 and $7,938,761 at
    September 30, 1997 and 1996, respectively)         5,362,404      8,061,541
  Investment securities available-for-sale,
    at fair value                                      5,557,257     12,977,989
                                                    ------------   ------------
      Total Investment Securities                     10,919,661     21,039,530

Loans held for sale -- Note P                            497,820        674,175

Loans receivable, net -- Notes C, D, L, N and P      164,319,323    149,143,130

Mortgage-backed securities - Notes B, L and P:
  Mortgage-backed securities held-to-maturity
    (fair value of $10,910,838 and $13,750,405
    at September 30, 1997 and 1996, respectively)     10,944,501     13,970,963
Mortgage-backed securities available-for-sale,
  at fair value                                          292,783        732,434
                                                    ------------   ------------
      Total Mortgage-Backed Securities                11,237,284     14,703,397

Accrued interest receivable -- Note L                  1,287,162      1,177,680

Real estate owned, net -- Note K                         264,878        142,757

Investments in real estate, net -- Notes E and M         199,627        198,390

Federal Home Loan Bank stock, at cost                  1,583,300      1,493,200
Property and equipment, at cost, less
  accumulated depreciation -- Note F                   7,014,419      6,411,359

Goodwill, net of accumulated amortization of
  $73,588 and $51,512 at September 30, 1997
  and 1996, respectively                                 367,936        390,012

Prepaid expenses and other assets -- Note H              830,182      1,302,322
                                                    ------------   ------------
      TOTAL ASSETS                                  $212,153,109   $207,617,365
                                                    ============   ============

--------------------------------------------------------------------------------

                                                           September 30,
                                                    ---------------------------
                                                        1997           1996
                                                    ------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Savings, certificates and demand accounts --
  Notes G and P                                     $172,212,340   $167,029,221
Advances from the Federal Home Loan Bank --
  Notes N and P                                       15,653,565     17,000,000
Advance payments by borrowers for taxes
  and insurance                                          510,822        559,275
Accounts payable and accrued expenses --
  Notes G and H                                        2,443,057      3,309,684
Net deferred tax liability -- Note H                     461,775        371,489
Contingencies -- Note Q                                       --             --
                                                    ------------   ------------
      TOTAL LIABILITIES                              191,281,559    188,269,669
                                                    ============   ============
STOCKHOLDERS' EQUITY -- NOTES B, I AND R

Capital stock, $1 par value; 499,422 shares
  authorized; 408,835 and 408,825 shares
  issued and outstanding at September 30,
  1997 and 1996, respectively                            408,835        408,825
Capital in excess of par value                         3,390,772      3,374,866
Retained earnings                                     17,055,894     15,593,360
Unrealized gain (loss) on marketable securities,
  investment securities and mortgage-backed
  securities available-for-sale                           16,049        (29,355)
                                                    ------------   ------------
      TOTAL STOCKHOLDERS' EQUITY                      20,871,550     19,347,696
                                                    ============   ============

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $212,153,109   $207,617,365
                                                    ============   ============

See notes to consolidated financial statements.

Consolidated Statements of Income
--------------------------------------------------------------------------------

                                                              Year Ended
                                                             September 30,
                                                       -------------------------
                                                           1997          1996
                                                       -----------   -----------
Interest Income
  Interest and fees on loans                           $14,479,139   $12,580,679
  Interest on mortgage-backed securities                   721,786     1,040,455
  Interest and dividends on investment securities          907,657       898,754
  Interest and dividends on deposits                       451,911       605,574
                                                       -----------    ----------
      Total Interest Income                             16,560,493    15,125,462
                                                       -----------    ----------
Interest Expense
  Deposits -- Note G                                     7,508,795     7,275,180
  Borrowed funds -- Note N                                 804,211       486,110

                                                       -----------    ----------
      Total Interest Expense                             8,313,006     7,761,290
                                                       -----------    ----------
Net Interest Income Before Provision for Loan Losses     8,247,487     7,364,172
  Provision for loan losses -- Note D                      440,935       255,653
                                                       -----------    ----------
Net Interest Income After Provision for Loan Losses      7,806,552     7,108,519
                                                       -----------    ----------
Other Income
  Origination and commitment fees                          627,202       548,598
  Fees for other services to customers                     532,208       346,270
  Gain on sale of loans                                    205,518       376,483
  Other                                                    174,345       239,517
                                                       -----------    ----------
      Total Other Income                                 1,539,273     1,510,868
                                                       -----------    ----------
Other Expenses
  Compensation and related benefits - Note R             2,809,045     2,819,180
  Occupancy                                                949,707       783,854
  S.A.I.F. premiums                                        157,088     1,372,023
  Data processing                                          367,562       325,314
  Legal, accounting and supervisory examinations           269,842       206,830
  Advertising                                              116,914       230,310
  Insurance and surety bond premiums                        70,282        65,709
  Loss from real estate operations and sale of other
    repossessed assets -- Notes E and K                     82,148        44,637
  Net loss on sale of investment securities and
    mortgage-backed securities -- Note B                    30,937       150,870
  Other                                                    999,471       961,957
                                                       -----------    ----------
      Total Other Expense                                5,852,996     6,960,684
                                                       -----------    ----------
      Income Before Income Taxes                         3,492,829     1,658,703
                                                       -----------    ----------
Income Tax Expense -- Note H
  Current                                                1,265,437       520,324
  Deferred                                                  90,286       123,579
                                                       -----------    ----------
                                                         1,355,723       643,903
                                                       -----------    ----------
      NET INCOME                                       $ 2,137,106    $1,014,800
                                                       ===========    ==========
      NET INCOME PER SHARE                             $      5.23    $     2.48
                                                       ===========    ==========
      DIVIDENDS PER SHARE                              $      1.65    $     1.25
                                                       ===========    ==========

See notes to consolidated financial statements.

Consolidated Statements of Stockholders' Equity
--------------------------------------------------------------------------------

                                                                         Unrealized
                                                                       gain (loss) on
                                                                         securities
                                                                       available-for-
                                                                        sale, net of
                                            Capital in                   applicable
                                  Capital    excess of     Retained       deferred
                                   stock     par value     earnings     income taxes       Totals
                                 --------   ----------   -----------   --------------   -----------
Balance at October 1, 1995       $408,825   $3,374,866   $15,089,591      $ (8,045)     $18,865,237
  Net income                           --           --     1,014,800            --        1,014,800
  Dividends                            --           --      (511,031)           --         (511,031)
  Change in unrealized gain
    (loss) on securities
    available-for-sale, net of
    applicable deferred
    income taxes                       --           --            --       (21,310)         (21,310)
                                 --------   ----------   -----------      --------      -----------
Balance at September 30, 1996     408,825    3,374,866    15,593,360       (29,355)      19,347,696
  Net income                           --           --     2,137,106            --        2,137,106
  Dividends                            --           --      (674,572)           --         (674,572)
  Stock issued                         10          340            --            --              350
  Vested portion of stock
    granted under stock
    option plan                        --       15,566            --            --           15,566
  Change in unrealized gain
    (loss) on securities
    available-for-sale, net of
    applicable deferred
    income taxes                       --           --            --        45,404           45,404
                                 --------   ----------   -----------      --------      -----------
Balance at September 30, 1997    $408,835   $3,390,772   $17,055,894      $ 16,049      $20,871,550
                                 ========   ==========   ===========      ========      ===========

There were 408,835 and 408,825 shares of capital stock outstanding at September 30, 1997 and 1996, respectively.

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                      Year Ended September 30,
                                                    ---------------------------
                                                        1997           1996
                                                    ------------   ------------
OPERATING ACTIVITIES
Net income                                          $  2,137,106   $  1,014,800
Adjustments to reconcile net income to net cash
  provided by operations:
  Depreciation                                           472,072        413,502
  Loss on sale of real estate owned and other
    repossessed assets                                    51,085         36,323
  Net loss on sale of investment securities and
    mortgage-backed securities                            30,937        150,870
  Net loss (gain) on disposal of property and
    equipment                                             13,338        (12,658)
  Gain on sale of loans                                 (205,518)      (376,483)
  Provision for loans losses                             440,935        255,653
  Accretion of deferred loan fees and discounts         (252,427)      (190,156)
  Net amortization of premiums                          (285,309)      (259,246)
  Accretion of discounts                                  (7,320)        (7,878)
  Amortization of goodwill                                22,076         22,076
  Compensation cost -- stock options                      15,566             --
  Deferred tax expense                                    90,286        123,579
  Increase in accrued interest receivable               (109,482)      (183,177)
  Decrease (increase) in prepaid expenses and
    other assets                                         472,140       (473,705)
  (Decrease) increase in accounts payable and
    accrued expenses                                    (917,175)     1,296,808
                                                    ------------   ------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES        1,968,310      1,810,308
                                                    ------------   ------------
INVESTING ACTIVITIES
  Increase in interest-bearing deposits in banks      (1,662,292)    (3,513,923)
  Proceeds from maturities of investments in
    U.S. Government and Federal agency obligations
    held-to-maturity                                   5,700,000      1,220,000
  Proceeds from sale of U.S. Government and Federal
    agency obligations available-for-sale              8,935,264             --
  Purchases of investments in U.S. Government and
    Federal agency obligations held-to-maturity         (506,406)    (2,025,000)
  Purchases of investments in U.S. Government and
    Federal agency obligations available-for-sale     (3,976,704)   (10,531,836)
  Proceeds from sale of mortgage-backed securities
    available-for-sale                                   328,312      8,099,799
  Net loan originations and principal payments on
    loans and mortgage-backed securities             (29,873,669)   (36,179,221)
  Proceeds from sale of loans                         17,529,808     26,275,808
  Capitalized deferred loan fees                         281,699        224,200
  Proceeds from sales of real estate owned                44,914         26,674
  Capitalized costs on real estate owned                  (4,509)            --
  Purchases of Federal Home Loan Bank stock              (90,100)       (86,900)
  Purchases of property and equipment                 (1,099,816)      (696,466)
  Proceeds from sale of property and equipment            11,346         17,140
                                                    ------------   ------------
      NET CASH USED BY INVESTING ACTIVITIES           (4,382,153)   (17,169,725)
                                                    ------------   ------------
FINANCING ACTIVITIES
  Net increase in savings, certificates of deposit
    and demand accounts                                5,505,282      6,055,377
  Decrease in advance payments by borrowers              (48,453)      (684,036)
  Proceeds from borrowings                            25,000,000     19,000,000
  Payments on borrowings                             (26,346,435)    (9,000,000)
  Proceeds from stock issued                                 350             --
  Cash dividends                                        (674,572)      (511,031)
                                                    ------------   ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES        3,436,172     14,860,310
                                                    ------------   ------------
      INCREASE (DECREASE) IN CASH ON HAND AND
        IN BANKS                                       1,022,329       (499,107)
      CASH ON HAND AND IN BANKS AT BEGINNING
        OF YEAR                                        4,812,612      5,311,719
                                                    ------------   ------------
      CASH ON HAND AND IN BANKS AT END OF YEAR      $  5,834,941   $  4,812,612
                                                    ============   ============

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements
September 30, 1997
--------------------------------------------------------------------------------

Note A -- Summary of Significant Accounting Procedures

Business Activity and History
-----------------------------
First Federal Savings Bank of New Mexico's (the "Savings Bank") primary business is the promotion of thrift through the solicitation of savings accounts from its depositors and the general public, and the promotion of home ownership through the granting of mortgage loans, primarily upon the security of single family residences located in New Mexico.The Savings Bank was chartered in 1920 as a mutual savings and loan association. In July 1979, the Savings Bank converted to a capital stock association through the sale and issuance of 394,800 shares of capital stock. In February 1983, the Savings Bank converted from a New Mexico state chartered association to a federally chartered savings bank and changed its name to First Federal Savings Bank of New Mexico (formerly Chaves County Savings & Loan Association).Effective June 1, 1993, the Savings Bank acquired all of the outstanding common stock of Mutual Building and Loan Association, F.A. ("Mutual") for $4,130,000 in cash plus direct costs of $102,000 associated with the acquisition.

Principles of Consolidation
---------------------------
The consolidated statements include the accounts of the Savings Bank and its wholly-owned subsidiary, First New Mexico Service Corporation ("FNMSC"). All material intercompany accounts and transactions have been eliminated in consolidation.

Interest Bearing Deposits
-------------------------
Interest bearing deposits in banks consist of a Federal Home Loan Bank ("FHLB") account. The Savings Bank's policy is to maintain account balances, excluding balances with the FHLB, with institutions which are federally insured by the U.S. Government. Management monitors the accounts with other financial institutions to ascertain that account balances do not exceed $100,000.The Savings Bank is required by regulatory authorities to maintain certain cash balances based on levels of customer deposits. There was no reserve required at September 30, 1997 and 1996.

Investment Securities and Mortgage-backed Securities
----------------------------------------------------
Investment securities are comprised of U.S. Government and Federal agency obligations and municipal and other bonds. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by someone other than the Savings Bank.Premiums and discounts associated with investment securities are amortized using the interest method over the remaining period to contractual maturity. Premiums and discounts associated with mortgage-backed securities are amortized using a method that approximates a level yield. Gains and losses on the sale of investment securities and mortgage-backed securities are determined using the specific identification method.Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows:

     o Debt securities that the Savings Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

     o Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings.

     o Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of applicable deferred income taxes.

Marketable securities have been classified by management as available-for-sale and, accordingly, these securities are being reported at their estimated fair values.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. The allowance for losses on loans is based on management's estimates. In connection with the determination of the value of foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Savings Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and the valuation of foreclosed real estate may change materially in the near term.

Loans Held for Sale
-------------------
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in the valuation allowance by a charge to income.

Loans Receivable
----------------
Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, net deferred loan origination fees and unearned discounts and interest.Discounts on first mortgage loans are accreted to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts on consumer loans are recognized over the lives of the loans using methods that approximate the interest method.Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

Allowance for Loan Losses
-------------------------
An allowance is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. The loan balance is charged against the allowance when it is deemed uncollectible in the ordinary course of business.

Loan-Servicing Rights
---------------------
The cost of loan-servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues.Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the underlying loans with similar predominant risk characteristics. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value.

When participating interests in loans sold have an average contractual interest rate, adjusted for normal servicing fees, that differs from the agreed yield to the purchaser, gains or losses are recognized equal to the present value of such differential over the estimated remaining life of such loans. The resulting "excess servicing receivable" or "deferred servicing revenue" is amortized over the estimated life using a method approximating the interest method. Quoted market prices are not available for the excess servicing receivables. Thus, the excess servicing receivables and the amortization thereon are periodically evaluated in relation to estimated future servicing revenues, taking into consideration changes in interest rates, current prepayment rates, and expected future cash flows. The Savings Bank evaluates the carrying value of the excess servicing receivables by estimating the future servicing income of the excess servicing receivables based on management's best estimate of remaining loan lives and discounted at the original discount rate.

Loan Origination Fees
---------------------
Loan origination fees and direct origination costs are deferred and amortized over the contractual life of the loan using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status. If the loan is held for sale, the fees are deferred until the loan is sold. Deferred fees and purchase discounts remaining on loans originated prior to October 1, 1988 are credited to income using methods which approximate a level yield over the average life of the loan.

Real Estate Owned and Real Estate Held for Investment
-----------------------------------------------------
Foreclosed real estate owned is recorded at the lower of cost (principal balance of former loan plus costs of obtaining title and major repairs, if any) or fair value (based on the property's appraised value), less cost of disposition at the date of foreclosure. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. These assets are subsequently carried at the lower of this new book basis or estimated fair value less disposition costs. Costs relating to development and improvement of properties are capitalized, whereas costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are expensed.

Federal Home Loan Bank Stock
----------------------------
FHLB stock is stated at cost, based on the ultimate recoverability of its par value. The FHLB stock represents a form of equity interest in the FHLB and can be sold back only at par and only to the FHLB or to another institution. The FHLB stock lacks a market and, accordingly, is a restricted investment security. The FHLB requires the Savings Bank to maintain an investment in FHLB stock equal to the greater of 1% of mortgage loans or .3% of the Savings Bank's total assets.

Property and Equipment
----------------------
Property and equipment is stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The assets' actual useful lives could differ from the estimated useful lives used for calculating depreciation.It is the Savings Bank's policy to capitalize project and interest costs associated with the construction or remodeling of facilities. The amount of interest capitalized in an accounting period is determined by applying an interest rate (based on the rates applicable to borrowings outstanding during the period) to the average amount of accumulated expenditures for the construction during the period. However, the total amount of interest cost capitalized in an accounting period cannot exceed the total amount of interest cost incurred by the Savings Bank in that period.

Income Taxes
------------
The Savings Bank and its subsidiary file consolidated income tax returns. Deferred taxes represent the future tax return consequences of differences between the basis of assets and liabilities for financial and income tax reporting, which will be either taxable or deductible when those assets and liabilities are recovered or settled.

Goodwill
--------
The Savings Bank's goodwill arose from the purchase of Mutual and is being amortized over a 20 year period utilizing the straight-line method.

Advertising
-----------
Advertising costs relate to non-direct response advertising. Accordingly, it is the Savings Bank's policy to expense the cost of advertising in the period the expenses are incurred.

Statement of Cash Flows
-----------------------
Cash and cash equivalents include currency on hand, cash due from banks, investments in certificates of deposit which have a maturity of three months or less when acquired and the FHLB demand deposit account.Cash paid for interest for the years ended September 30, 1997 and 1996 was $8,494,071 and $8,135,344, respectively. Cash paid for income taxes for the years ended September 30, 1997 and 1996 was $919,000 and $749,916, respectively.Noncash investing and financing activities include loans foreclosed and transferred to real estate owned totaling $200,867 and $110,618 at September 30, 1997 and 1996, respectively. There were no loans made to facilitate the sale of REO for the year ended September 30, 1997. Real estate owned transferred back to loans, through loans made to facilitate the sale of REO, totaled approximately $57,000 for the year ended September 30, 1996 (see Note K). Noncash investing and financing activities also include a net change in unrealized holding loss of $76,956 and $21,310 for the years ended September 30, 1997 and 1996, respectively. The net unrealized holding loss is included as a separate component of stockholders' equity, net of deferred income taxes (see Note B).

Fair Values of Financial Instruments
------------------------------------
SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented in Note P do not represent the underlying value of the Savings Bank.The following methods and assumptions were used by the Savings Bank in estimating the fair values of its financial instruments:

     o Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheets for cash and short-term instruments approximate the fair values of those assets.

     o Investment securities (including marketable securities and mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     o Loans held for sale: The fair values of the Savings Bank's loans held for sale are based on quoted market prices of similar loans being sold in the secondary market.

     o Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for other loans (e.g., commercial real estate and rental property mortgage loans, and commercial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

     o Federal Home Loan Bank stock: It is not practicable to estimate the fair value of Federal Home Loan Bank Stock because it is not marketable. The carrying amount of that investment is reported in the consolidated statements of financial condition.

     o Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest bearing and non-interest bearing checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     o Federal Home Loan Bank advances: The fair value of Federal Home Loan Bank advances is estimated based on interest rates for the same or similar debt offered to the Savings Bank having the same or similar remaining maturities and collateral requirements.

     o Off-balance sheet instruments: Fair values for the Savings Bank's off-balance sheet instruments (lending commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Net Income Per Share
--------------------
Net income per share has been computed on the basis of weighted-average number of shares of stock outstanding.

Impairment of Loans
-------------------
The Savings Bank recognizes bad debt expense for the difference between the carrying value of the loan and the fair value of the collateral underlying the loan. The entire change in the fair value of the collateral between reporting periods is reported as bad debt expense in the same manner in which impairment initially was recognized (for an increase in impairment), or as a deduction in the amount of bad debt expense that otherwise would be reported (for a decrease in impairment). A loan which foreclosure is probable is accounted for as a loan until the Savings Bank receives physical possession of the debtor's assets, regardless of whether formal foreclosure proceedings take place (see Note K)

Significant Risks and Uncertanties
----------------------------------
During fiscal 1996, the Savings Bank adopted SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." SOP 94-6 requires disclosures about the nature of an entity's operations and the use of estimates in the preparation of financial statements in conformity with generally accepted accounting principles. In addition, if specific disclosure criteria are met, it requires disclosures about reported amounts that are particularly sensitive to change in the near term and concentrations in the volume of business transacted with a particular customer, supplier, lender, grantor or contributor.

Impairment of Long-lived Assets
-------------------------------
During fiscal 1997, the Savings Bank adopted SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of." SFAS No. 121 requires long-lived assets and certain identifiable intangibles that have experienced a non-recoverable loss in value, or are to be disposed of, to be reported at the lower of carrying amount or fair value.

Accounting for Mortgage Servicing Rights
----------------------------------------
During fiscal 1997, the Savings Bank adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65." SFAS No. 122 provides guidance for the recognition of mortgage servicing rights as an asset and the measurement of impairment for those rights. It also requires the capitalization of mortgage servicing rights for rights acquired by purchasing mortgage loans, originating mortgage loans and selling those loans and retaining the servicing rights, or by purchasing the servicing rights separately.

Accounting for Stock-Based Compensation
---------------------------------------
During fiscal 1997, the Savings Bank adopted SFAS No. 123. "Accounting for Stock-Based Compensation." SFAS No. 123 establishes financial accounting and reporting standards for stock-based employees compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock.

Reclassifications
-----------------
Certain reclassifications have been made to the 1996 consolidated financial statements to conform to the 1997 presentations.

NOTE B -- MARKETABLE, INVESTMENT AND MORTGAGE-BACKED SECURITIES

The amortized costs and aggregate fair values of investment securities and mortgage-backed securities classified as held-to-maturity were as follows at September 30:
                                                      1997
                                ------------------------------------------------
                                                Gross       Gross     Aggregate
                                 Amortized   Unrealized  Unrealized      Fair
                                    Cost        Gains      Losses       Value
                                -----------  ----------  ----------  -----------
U.S. Government and Federal
  agency obligations            $ 5,328,252    $ 4,026   $ (25,169)  $ 5,307,109
Municipal and other bonds            34,152         --          --        34,152
                                -----------    -------   ---------   -----------
Total investment securities     $ 5,362,404    $ 4,026   $ (25,169)  $ 5,341,261
                                ===========    =======   =========   ===========
Mortgage-backed securities      $10,944,501    $16,690   $ (50,353)  $10,910,838
                                ===========    =======   =========   ===========

                                                      1996
                                ------------------------------------------------
                                                Gross       Gross     Aggregate
                                 Amortized   Unrealized  Unrealized      Fair
                                    Cost        Gains      Losses       Value
                                -----------  ----------  ----------  -----------
U.S. Government and Federal
  agency obligations            $ 8,022,946    $    --   $(122,780)  $ 7,900,166
Municipal and other bonds            38,595         --         --         38,595
                                -----------    -------   ---------   -----------
Total investment securities     $ 8,061,541    $    --   $(122,780)  $ 7,938,761
                                ===========    =======   =========   ===========
Mortgage-backed securities      $13,970,963    $10,621   $(231,179)  $13,750,405
                                ===========    =======   =========   ===========

The amortized costs and aggregate fair values of investment securities and mortgage-backed securities classified as available-for-sale were as follows at September 30:
                                                      1997
                                ------------------------------------------------
                                                Gross       Gross     Aggregate
                                 Amortized   Unrealized  Unrealized      Fair
                                    Cost        Gains      Losses       Value
                                -----------  ----------  ----------  -----------
U.S. Government and Federal
  agency obligations            $ 5,523,230    $34,027   $      --   $ 5,557,257
                                ===========    =======   =========   ===========
Mortgage-backed securities      $   293,128    $    --   $    (345)  $   292,783
                                ===========    =======   =========   ===========

                                                      1996
                                ------------------------------------------------
                                                Gross       Gross     Aggregate
                                 Amortized   Unrealized  Unrealized      Fair
                                    Cost        Gains      Losses       Value
                                -----------  ----------  ----------  -----------
U.S. Government and Federal
  agency obligations            $13,023,001    $11,747   $ (56,759)  $12,977,989
                                ===========    =======   =========   ===========
Mortgage-backed securities      $   725,209    $ 9,106   $  (1,881)  $   732,434
                                ===========    =======   =========   ===========

The following is a summary of maturities of securities held-to-maturity and available-for-sale as of September 30, 1997:

                                  Available-for-Sale        Held-to-Maturity
                                ----------------------  ------------------------
                                 Amortized   Aggregate   Amortized    Aggregate
                                   Cost     Fair Value     Cost      Fair Value
                                ----------  ----------  -----------  -----------
Due in one year or less         $2,482,740  $2,491,319  $ 1,824,079  $ 1,818,828
Due after one through five years 3,040,490   3,065,938    1,504,334    1,502,031
Due after five through ten years        --          --    2,033,991    2,020,402
Due after ten years                     --          --           --           --
                                ----------  ----------  -----------  -----------
                                 5,523,230   5,557,257    5,362,404    5,341,261
Mortgage-backed securities         293,128     292,783   10,944,501   10,910,838
                                ----------  ----------  -----------  -----------
                                $5,816,358  $5,850,040  $16,306,905  $16,252,099
                                ==========  ==========  ===========  ===========

The U.S. Government and Federal agency obligations are comprised of a Federal National Mortgage Association ("FNMA") term note, U.S. Treasury Notes, FHLB debentures, Federal Farm Credit Bureau ("FFCB") bonds and Federal Home Loan Mortgage Corporation ("FHLMC") debentures and bonds.

Mortgage-backed securities held by the Savings Bank represent participation certificates guaranteed by the FNMA and FHLMC, which are issued by qualified mortgage lenders that pool qualifying loans. The FNMA and FHLMC mortgage-backed securities are currently yielding approximately 5.42% and 5.58%, respectively, with approximate maturities of one to 11 years. As of September 30, 1997, the book value and fair value of the FNMA mortgage-backed securities were $1,727,574 and $1,701,819, respectively, and the book value and fair value of the FHLMC mortgage-backed securities were $8,344,413 and $8,346,998, respectively. As of September 30, 1996, the book value and fair value of the FNMA mortgage-backed securities were $2,401,980 and $2,330,649, respectively, and the book value and fair value of the FHLMC mortgage-backed securities were $10,395,021 and $10,275,325, respectively.

Also included in mortgage-backed securities on the consolidated statements of financial condition are Small Business Administration ("SBA") securities which represent a pool of qualifying loans (currently yielding 6.78%) with approximately the same maturities (13 years expected). As of September 30, 1997, the book value and fair value of the SBA securities were $165,744 and $166,054, respectively. As of September 30, 1996, the book value and fair value of the SBA securities were $174,079 and $174,431, respectively.

Included in mortgage-backed securities held-to-maturity on the consolidated statements of financial condition is a Collateralized Mortgage Obligation ("CMO") security issued by the FNMA with a par value of $1,000,000, which was purchased at a cost of $999,844. At September 30, 1997, the book value and fair value of the CMO were $999,897 and $988,750, respectively. At September 30, 1996, the book value and fair value of the CMO were $999,883 and $970,000, respectively. The CMO is currently yielding approximately 5.65% and has an approximate maturity of eight years. The CMO is exposed to credit and market risk due to potential changes in interest rates, the prepayment rate of the assets of the CMO structure, and reinvestment earnings.

Marketable  securities  at September  30, 1997  consist of a Smith  Breeden U.S.
Government Fund which represents an investment in mutual funds that invests primarily in mortgage-backed securities created from pools of adjustable-rate mortgages which are issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The securities comprising these funds have an average duration of six to 12 months. At September 30, 1997, the amortized cost and fair value of these securities were $499,487 and $493,007, respectively. At September 30, 1996, the amortized cost and market value of these securities were $499,487 and $487,524, respectively. Accordingly, included in stockholders' equity at September 30, 1997 is $16,049 of unrealized gain on marketable, investment and mortgage-backed securities, net of applicable deferred income taxes. Included in stockholders' equity at September 30, 1996 is $29,355 of unrealized loss on marketable, investment and mortgage-backed securities, net of applicable deferred income taxes.

During fiscal 1996, the Savings Bank transferred four mortgage-backed securities from the held-to-maturity portfolio to the available-for-sale portfolio as a result of the FASB providing a one-time opportunity to reassess the proper classification of securities, provided that any reclassifications made met certain criteria set by the FASB. Reclassification from the held-to-maturity category that met the criteria would not taint other held-to-maturity securities. Subsequent to this transfer, the Savings Bank sold the four mortgage-backed securities. During fiscal 1997, the Savings Bank sold mortgage-backed securities available-for-sale for total proceeds of $328,312, resulting in gross realized gains of $6,657. Proceeds from the sale of mortgage-backed securities classified as available-for-sale during fiscal 1996 were $8,009,799, resulting in a gross realized loss of $150,870. During fiscal 1997, the Savings Bank sold investment securities available-for-sale for total proceeds of $8,935,264, resulting in gross realized losses of $37,596. The Savings Bank did not sell any investment securities during 1996. The Savings Bank did not sell any marketable securities during fiscal 1997 and 1996. The fair value of mortgage-backed securities and investments in U.S. Government and Federal agency obligations pledged to state, city and county savings deposits was $8,728,986 and $8,540,159 at September 30, 1997 and 1996, respectively.

During fiscal 1993, the Savings Bank recorded premiums of approximately $178,000 and $268,000 related to investments and mortgage-backed securities, respectively, which were acquired from Mutual and recorded at their estimated fair values. These premiums are being amortized over the remaining contractual lives of the assets using the interest method.

--------------------------------------------------------------------------------

NOTE C -- LOANS RECEIVABLE

Loans receivable consisted of the following at September 30:

                                                     1997               1996
                                                 ------------       ------------
First mortgage loans
  Conventional                                   $ 83,891,508       $ 86,683,658
  Guaranteed -- FHA                                 9,934,513          9,821,212
Construction loans                                  9,283,988          8,034,532
Commercial real estate loans                       21,861,852         10,862,104
Commercial non-real estate loans                    9,246,874          8,168,598
Loans collateralized by savings accounts              695,718            699,524
Home improvement loans                                 30,158             53,559
Consumer loans                                     33,068,195         29,173,683
                                                 ------------       ------------
                                                  168,012,806        153,496,870
Less:
  Unearned interest                                 1,413,337          2,004,594
  Net deferred loan origination fees                  470,759            441,487
  Allowance for loan losses                         1,677,153          1,523,349
  Loans in process                                    132,234            384,310
                                                 ------------       ------------
                                                    3,693,483          4,353,740
                                                 ------------       ------------
                                                 $164,319,323       $149,143,130
                                                 ============       ============

All first mortgage loans and construction loans are secured by a primary lien on the mortgaged property.

The weighted average yield on all loans was 8.86% and 8.83% at September 30, 1997 and 1996, respectively.

The Savings Bank serviced loans for other investors totaling $54,067,558 and $59,725,287 at September 30, 1997 and 1996, respectively. Gross fees derived from servicing such loans totaled $244,609 and $259,082 for the years ended September 30, 1997 and 1996, respectively. Custodial escrow balances maintained in connection with the Savings Bank's loan servicing portfolio were $351,909 and $370,254 at September 30, 1997 and 1996, respectively.

During the year ended September 30, 1997, the Savings Bank capitalized $32,793 of mortgage-servicing rights. At September 30, 1997 and 1996, the Savings Bank had $212,997 and $221,472, respectively, of mortgage servicing rights recorded on the consolidated statements of financial condition. The Savings Bank recorded $41,268 and $39,083 of amortization of mortgage servicing rights for each of the years ended September 30, 1997 and 1996, respectively.

Nonaccrual and renegotiated loans for which interest has been reduced totaled $1,177,647 and $626,061 at September 30, 1997 and 1996, respectively. There was no material difference between interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended September 30, 1997 and 1996.

The Savings Bank is not committed to lend additional funds to debtors whose loans have been modified.

During fiscal 1993, the Savings Bank recorded premiums of approximately $759,000 related to loans receivable acquired from Mutual which were recorded at their estimated fair values. These premiums are being amortized over the remaining contractual lives of the loans receivable using the interest method. The Savings Bank recognized approximately $88,000 and $138,000 of amortization expense on premiums recorded on loans receivable during the years ended September 30, 1997 and 1996, respectively. At September 30, 1997 and 1996, unamortized premiums related to the acquired loans totaled approximately $204,000 and $292,000, respectively.

An analysis of loans to directors and executive officers is as follows at September 30:
                                              1997              1996
                                            --------         ---------
          Balance at beginning of year      $356,369         $ 509,853
          Loan principal repayments          (22,990)          (20,948)
          Other                                   --          (132,536)
                                            --------         ---------
          Balance at end of year            $333,379         $ 356,369
                                            ========         =========

None of the loans to directors and executive officers were on nonaccrual, were past due or were restructured during the years ended September 30, 1997 and 1996.

All loans to directors and executive officers were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable third-party transactions.

--------------------------------------------------------------------------------

NOTE D -- ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses were as follows for the year ended September 30:
                                               1997            1996
                                            ----------      ----------
          Balance at beginning of year      $1,523,349      $1,358,363
          Provision                            440,935         255,653
                                            ----------      ----------
                                             1,964,284       1,614,016
          Charge-offs                          290,467          91,451
          Recoveries                            (3,336)           (784)
                                            ----------      ----------
                                               287,131          90,667
                                            ----------      ----------
          Balance at end of year            $1,677,153      $1,523,349
                                            ==========      ==========

At September 30, 1997 and 1996, the Savings Bank had loans totaling approximately $47,000 and $54,000, respectively, that were specifically classified as impaired. The average balance of these loans totaled approximately $59,000 and $55,000 for the years ended September 30, 1997 and 1996, respectively. The Savings Bank's investment in loans for which an impairment allowance has been recognized was $17,397 and $10,855 at September 30, 1997 and 1996, respectively. A specific valuation allowance of $17,397 and $10,855 existed on these loans as of September 30, 1997 and 1996, respectively.

NOTE E -- INVESTMENT IN REAL ESTATE

The Savings Bank's service corporation (see Note M) is a partner in two land development joint ventures. Summary unaudited financial information for the joint ventures is as follows for the year ended September 30:

                                             The Meadows       West Spring II
                                            Joint Venture       Joint Venture
                                         ------------------  ------------------
                                           1997      1996      1997      1996
                                         --------  --------  --------  --------
Condensed Balance Sheets
  Cash                                   $    653  $    691  $  1,103  $      4
  Inventories (land)                      186,410   186,410   131,392   131,392
  Note receivable                              28       132        --        --
  Other assets                             35,328    35,328        --        --
                                         --------  --------  --------  --------
      Total Assets                       $222,419  $222,561  $132,495  $131,396
                                         ========  ========  ========  ========
  Accrued expenses                       $     --  $     --  $     28  $     28
  Partners' equity                        222,419   222,561   132,467   131,368
                                         --------  --------  --------  --------
      Total Liabilities & Equity         $222,419  $222,561  $132,495  $131,396
                                         ========  ========  ========  ========
Condensed Statements of Income (Loss)
  Proceeds from sale of land             $     --  $ 23,000  $     --  $     --
  Cost of land sold                            --   (17,583)       --        --
  Operating and administrative expenses    (2,432)   (4,366)     (960)   (1,188)
                                         --------  --------  --------  --------
      Net Income (Loss)                  $ (2,432) $  1,051  $   (960) $ (1,188)
                                         ========  ========  ========  ========

The Savings Bank's net investment in these joint ventures was $199,627 and $198,390 at September 30, 1997 and 1996, respectively. The investment is accounted for using the equity method. The Savings Bank's share of revenues and expenses (60% for The Meadows, except interest expense which is at 100%, and 50% for West Springs II, except interest expense which is at 100%) is included in
(loss) income from real estate operations on the Savings Bank's consolidated statements of income. Inventories are carried at the lower of cost or market value.

--------------------------------------------------------------------------------

NOTE F -- PROPERTY & EQUIPMENT

Property and equipment, summarized by major classifications, was as follows at September 30:
                                                  1997         1996
                                               ----------   ----------
          Land                                 $1,210,318   $1,206,071
          Construction in progress                     --        9,797
          Buildings                             6,132,217    5,425,208
          Furniture, fixtures and equipment     2,181,181    1,921,218
                                               ----------   ----------
                                                9,523,716    8,562,294
          Accumulated depreciation             (2,509,297)  (2,150,935)
                                               ----------   ----------
          Balance at end of year               $7,014,419   $6,411,359
                                               ==========   ==========

The Savings Bank leases equipment and a building under agreements which are classified as operating leases. These leases have an initial period which expire within one year. Rent expense under these agreements was $60,658 and $35,907 for the years ended September 30, 1997 and 1996, respectively.

NOTE G -- SAVINGS, CERTIFICATES AND DEMAND ACCOUNTS

Deposits consisted of the following at September 30:

                                     Interest Rate
                                   ------------------
                                             Weighted
                                   Effective  Average     1997          1996
                                   --------- -------- ------------  ------------
Non-interest bearing checking
  accounts                                --     --   $  5,978,955  $  4,055,808
Interest bearing checking accounts      1.75%  1.69%    19,395,984    18,741,359
Passbook savings                   2.50-5.00%  4.05%    25,776,851    19,989,551
Money market deposits              1.75-3.00%  2.98%    11,539,652    13,757,907
Certificates of deposit            4.44-8.60%  5.56%   109,309,302   109,950,836
Premiums on deposits acquired
  from Mutual                             --     --        211,597       533,760
                                                      ------------  ------------
                                                      $172,212,340  $167,029,221
                                                      ============  ============

Accrued interest payable on deposits was as follows at September 30:

                                                         1997           1996
                                                      ----------     ----------
Interest bearing checking accounts                    $    7,918     $    7,888
Money market deposits                                      9,519         11,222
Certificates of deposit                                1,246,178      1,128,550
                                                      ----------     ----------
                                                      $1,263,615     $1,147,660
                                                      ==========     ==========

Interest expense incurred on the above deposits was as follows for the year ended September 30:

                                                            1997        1996
                                                         ----------  ----------
Interest bearing checking accounts                       $  508,691  $  534,846
Passbook savings                                            462,016     312,851
Money market deposits                                       190,393     200,118
Certificates of deposit                                   6,669,859   6,549,529
Amortization of premiums on deposits acquired from Mutual  (322,164)   (322,164)
                                                         ----------  ----------
                                                         $7,508,795  $7,275,180
                                                         ==========  ==========

Certificates of deposit, including rate, amount, and maturity were as follows at September 30, 1997:

        In less
          Than         In          In          In          In         In
Rate    One Year    1-2 Years   2-3 Years   3-4 Years   4-5 Years  5+ Years     Total
----  -----------  ----------  ----------  ----------  ----------  -------- ------------
4-5%  $ 3,877,223  $  224,512  $       --  $       --  $       --  $    --  $  4,101,735
5-6%   69,281,467   6,613,324   2,028,350   2,991,418   2,938,994   39,710    83,893,263
6-7%    5,956,890   2,365,669   3,962,848   1,750,923   6,830,723       --    20,867,053
7-8%       99,000      30,116     295,276          --          --       --       424,392
8-9%       22,859          --          --          --          --       --        22,859
      -----------  ----------  ----------  ----------  ----------  -------  ------------
      $79,237,439  $9,233,621  $6,286,474  $4,742,341  $9,769,717  $39,710  $109,309,302
      ===========  ==========  ==========  ==========  ==========  =======  ============

The weighted average interest rate on deposits was 4.53% and 4.50% at September 30, 1997 and 1996, respectively. Interest expense on certificates of deposit with a minimum denomination exceeding $100,000 was approximately $1,796,000 and $1,720,000 for the years ended September 30, 1997 and 1996, respectively.The aggregate amount of deposits with a minimum denomination of $100,000 was approximately $27,600,000 and $18,843,000 at September 30, 1997 and 1996,
respectively. During fiscal 1993, the Savings Bank recorded approximately $1,611,000 in premiums relating to deposits acquired from Mutual which were recorded at their estimated fair values. These deposit premiums are being amortized using the straight-line method over the estimated average life of the deposits acquired. The Savings Bank recognized approximately $322,000 in income from the amortization of these deposit premiums during the years ended September 30, 1997 and 1996.

NOTE H -- INCOME TAXES

The components of income tax expenses are as follows at September 30:

                                1997               1996
                             ----------          --------
          Current:
            Federal          $1,081,507          $453,582
            State               183,930            66,742
                             ----------          --------
                              1,265,437           520,324
          Deferred:
            Federal              75,609           103,490
            State                14,677            20,089
                             ----------          --------
                                 90,286           123,579
                             ----------          --------
                             $1,355,723          $643,903
                             ==========          ========

Significant components of the Savings Bank's deferred tax liabilities and assets are as follows for the year ended September 30:

                                                            1997        1996
                                                         ----------  ----------
Deferred tax liabilities:
  Financial reporting basis of assets acquired from
    Mutual in excess of income tax basis                 $  750,206  $  831,752
  Financial reporting basis of Federal Home Loan
    Bank stock in excess of income tax basis                303,053     266,472
                                                         ----------  ----------
      Total deferred tax liabilities                      1,053,259   1,098,224
                                                         ----------  ----------
Deferred tax assets:
  Financial reporting basis of liabilities assumed from
    Mutual in excess of income tax basis                     91,240     228,704
  Financial reporting bad debt reserve in excess of
    income tax bad debt reserve                             379,523     317,078
  Financial reporting depreciation in excess of income
    tax depreciation                                         38,149      84,145
  Financial reporting stock option compensation in
    excess of income tax stock option compensation            6,320          --
  Income tax basis of deferred servicing fees in excess
    of financial reporting basis as a result of purchase
    accounting                                               54,457      75,014
  Other, net                                                 21,795      21,794
                                                         ----------  ----------
      Total deferred tax assets                             591,484     726,735
                                                         ----------  ----------
      Net deferred tax liability                         $  461,775  $  371,489
                                                         ==========  ==========

The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory rates is as follows for the year ended September 30:

                                                            1997        1996
                                                         ----------  ----------
Income taxes at statutory rate                           $1,187,562  $  563,959
Increase (decrease) in taxes resulting from:
  State income tax expense, net of federal tax benefit      121,394      44,050
  Asset basis differences due to fair value adjustments
    resulting from purchase accounting                     (134,096)    (48,193)
  Reversal of temporary differences for which expense
    has been recognized                                      90,286     123,579
  Statutory bad debt deduction                               90,577     (39,492)
                                                         ----------  ----------
                                                         $1,355,723  $  643,903
                                                         ==========  ==========
26

During the year ended September 30, 1997, the Savings Bank changed its method of accounting for bad debt reserves for income tax purposes from the bad debt deduction method based on a percentage of taxable income or an amount computed using the six-year experience method to the method of computing the bad debt deduction based on actual charge offs incurred during the year. At September 30, 1997 and 1996, the Savings Bank had an accumulated bad debt reserve of approximately $5,158,000 for federal income tax purposes that arose in tax years beginning before December 31, 1987, as a result of deductions taken for tax purposes only. No deferred tax liability has been recognized on this reserve as a result of it not reversing in the foreseeable future. The reserve can only be used to absorb actual loan losses and any use for other purposes may result in taxable income at current rates to the Savings Bank.

--------------------------------------------------------------------------------

NOTE I -- STOCKHOLDERS' EQUITY AND REGULATORY MATTERS

The Savings Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision ("OTS"). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Savings Bank and the consolidated financial statements. Accordingly, the Savings Bank may not declare or pay a cash dividend, or repurchase any of its capital stock, if the effect would cause the net worth of the Savings Bank to be reduced below the amount of the regulatory capital requirements imposed by the OTS. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines involving quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). As discussed in greater detail below, as of September 30, 1997 and 1996, the Savings Bank met all of the capital adequacy requirements to which it is subject.

As of September 30, 1997 and 1996, the most recent notification from the OTS, the Savings Bank was categorized as "well capitalized" under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Savings Bank would have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Savings Bank's prompt corrective action category.


                                                                         To be Well Capitalized For
                                                    Minimum For Capital   Prompt Corrective Action
                                      Actual         Adequacy Purposes           Provisions
                               -------------------  -------------------  --------------------------
                               Ratio      Amount    Ratio     Amount        Ratio       Amount
                                       (Dollars in         (Dollars in               (Dollars in
                                        Thousands)          Thousands)                Thousands)
As of September 30, 1997:
  Total Risk-Based Capital
    (to Risk-weighted Assets)  15.91%    $21,950   >8.00%   >$11,036       >10.00%    >$13,795
                                                   -        -              -          -
  Tier I Capital
    (to Risk-weighted Assets)  14.70%    $20,273      --          --       > 6.00%    >$ 8,277
                                                                           -          -
  Tier I Capital
    (to Adjusted Total Assets)  9.58%    $20,273   >3.00%   >$ 6,347       > 5.00%    > $10,578
                                                   -        -              -          -
  Tangible Capital
    (to Adjusted Total Assets)  9.58%    $20,273   >1.50%   >$ 3,173           --           --
                                                   -        -
As of September 30, 1996:
  Total Risk-Based Capital
    (to Risk-weighted Assets)  16.77%    $20,291   >8.00%   >$ 9,678       >10.00%    >$12,098
                                                   -        -              -          -
  Tier I Capital
    (to Risk-weighted Assets)  15.51%    $18,768      --          --       > 6.00%    >$ 7,259
                                                                           -          -
  Tier I Capital
    (to Adjusted Total Assets)  9.07%    $18,768   >3.00%   >$ 6,211       > 5.00%    >$10,352
                                                   -        -              -          -
  Tangible Capital
    (to Adjusted Total Assets)  9.07%    $18,768   >1.50%   >$ 3,106           --           --
                                                   -        -

--------------------------------------------------------------------------------

NOTE J -- EMPLOYEE RETIREMENT PLAN

Effective October 1, 1995, the Savings Bank established a defined contribution profit-sharing plan ("401(K) Plan") which was immediately available to all employees who were employed on September 30, 1995. Otherwise, the 401(K) Plan is available to all employees who have been credited with 1,000 hours of service at the end of their first 12 consecutive months of employment and have attained the age of 21. The rate of annual vesting is based on employees' credited years of service with the Savings Bank. Employees are fully vested when they have attained six years or more of credited service. Qualifying employees may contribute up to 15 percent of their annual earnings, but not in excess of the maximum amount allowed by the Internal Revenue Service. Employer contributions are made at the discretion of the Board of Directors of the Savings Bank. The Savings Bank expects to contribute $68,111 to the 401(K) Plan during fiscal 1998 for the 1997 plan year. During the fiscal year ended September 30, 1997, the Savings Bank contributed $60,347 to the 401(K) Plan for the 1996 plan year. Included in the Savings Bank's contribution to the 401(K) Plan for the 1996 plan year was $6,477 of funds which were rolled over into the 401(K) Plan from the Savings Bank's previous retirement plan which was liquidated during fiscal 1996.

Prior to September 30, 1996, the Savings Bank had a non-contributory, defined benefit retirement plan (the "Retirement Plan") which covered substantially all employees upon completion of stipulated employment requirements. Effective September 30, 1995, the Board of Directors of the Savings Bank elected to terminate the Savings Bank's Retirement Plan. During fiscal 1996, the Retirement Plan was liquidated, at which time all benefit obligations were settled and the remaining asset of $19,623, net of the amount rolled over into the 401 (K) Plan, reverted back to the Savings Bank.

--------------------------------------------------------------------------------

NOTE K -- REAL ESTATE OWNED

Real estate acquired through foreclosure totaled $200,867 and $110,618 at September 30, 1997 and 1996, respectively, net of the allowance for losses. The Savings Bank capitalized costs for real estate owned totaling $4,509 during the year ended September 30, 1997. The Savings Bank did not have any capitalized costs for real estate owned during the year ended September 30, 1996. The Savings Bank did not originate loans to facilitate the sale of real estate owned during the years ended September 30, 1997 and 1996. The Savings Bank had $162,066 and $343,095 of loans in process of foreclosure, net ofallowance for losses, at September 30, 1997 and 1996, respectively.The Savings Bank does not have an allowance for losses on foreclosed real estate owned for the years ended September 30, 1997 and 1996.

--------------------------------------------------------------------------------

NOTE L -- ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consisted of the following at September 30:

                                                 1997          1996
                                              ----------    ----------
          Loans                               $1,118,718    $  914,530
          Mortgage-backed securities             156,279       211,347
          Investments and other securities        12,165        51,803
                                              ----------    ----------
                                              $1,287,162    $1,177,680
                                              ==========    ==========

--------------------------------------------------------------------------------

NOTE M -- INVESTMENT IN SERVICE CORPORATION

In January 1984, the Savings Bank formed FNMSC as a wholly-owned subsidiary of the Savings Bank, and the Savings Bank's investment in joint ventures (see Note
E) was transferred to FNMSC in order to comply with Federal regulations. At this time, FNMSC's only function is the holding of the joint ventures. A summary of assets, liabilities and equity of FNMSC was as follows at September 30:

                                                  1997          1996
                                               ---------     ---------
          Cash                                 $  14,950     $  20,157
          Investment in joint ventures           199,627       199,393
                                               ---------     ---------
                Total Assets                   $ 214,577     $ 219,550
                                               =========     =========
          Accounts payable                     $      --     $   1,003
          Capital stock                           42,300        42,300
          Additional paid-in capital             432,326       432,326
          Accumulated deficit                   (260,049)     (256,079)
                                               ---------     ---------
                Total Liabilities & Equity     $ 214,577     $ 219,550
                                               =========     =========

FNMSC incurred losses of $3,764 and $1,763 for the years ended September 30, 1997 and 1996, respectively, which primarily represented its share of the income and losses of The Meadows and West Springs II joint ventures.

--------------------------------------------------------------------------------

NOTE N -- ADVANCES FROM THE FEDERAL HOME LOAN BANK

At September 30, 1997 and 1996, the Savings Bank had $15,653,565 and $17,000,000, respectively, of borrowed funds with the Federal Home Loan Bank. The advances have fixed interest rates ranging from 6.32% to 6.70% on the outstanding balances. Interest is due monthly.

Maturities of the advances are as follows:

                    Years Ending
                    September 30,                   Amount
                    -------------                -----------
                        1998                     $   750,470
                        1999                         800,306
                        2000                         853,452
                        2001                         910,130
                        2002                       3,966,283
                        Thereafter                 8,372,924
                                                 -----------
                                                 $15,653,565
                                                 ===========

Although no individual loans are specifically pledged, the FHLB requires the Savings Bank to have a blanket floating lien which constitutes sufficient collateral to secure borrowings in an aggregate amount of the lesser of 65% of the book value (unpaid principal balance) of the Savings Bank's first mortgage collateral or 35% of the Savings Bank's assets. The Savings Bank has loans meeting these criteria sufficient to comply with this requirement.

--------------------------------------------------------------------------------

NOTE O -- SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

The Savings Bank's loan business activity is with customers located primarily within Chaves, Lincoln, Dona Ana and Otero counties of New Mexico. Generally, the loans are secured by real estate, however, the Savings Bank also makes consumer loans and commercial loans. All loans are expected to be repaid from cash flows of the borrowers. Credit losses arising from lending transactions are affected by the economic conditions surrounding the agribusiness, oil and gas, military and manufacturing industries within the aforementioned counties.The
Savings Bank's collateral policy is to secure all real estate loans by mortgages, place first liens on commercial loans and perfect liens on consumer loan products.The Savings Bank infrequently grants unsecured loans to its customers.At September 30, 1997, the Savings Bank had fixed and variable rate credit commitments outstanding of $4,794,790 and $3,781,318, respectively. At September 30, 1996, the Savings Bank had fixed and variable rate credit commitments outstanding of $6,921,834 and $2,670,166, respectively. At September 30, 1997 and 1996, the Savings Bank had $450,391 and $419,950, respectively, of unused letters of credit outstanding. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. However, the Savings Bank's maximum exposure to credit loss in the event of nonperformance by the other party to the financial instrument for the commitments to extend credit, is represented by the contractual notional amount of those instruments. The Savings Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Standby letters of credit are conditional commitments issued by the Savings Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Savings Bank policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Savings Bank evaluates each customer's creditworthiness on a case-by-case basis, The amount of collateral obtained, if deemed necessary by the Savings Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but generally includes single-family or multiple-family mortgages on residential or commercial property.

--------------------------------------------------------------------------------

NOTE P -- FAIR VALUE OF FINANCIAL INSTRUMENTS

The Savings Bank, in accordance with SFAS No. 107, has estimated fair values of its financial instruments as follows as of September 30:

                                        1997                     1996
                             ------------------------- -------------------------
                               Carrying       Fair       Carrying       Fair
                                 Value       Value         Value       Value
                             ------------ ------------ ------------ ------------
Financial Assets:
  Cash and cash equivalents  $ 13,138,510 $ 13,138,510 $ 10,453,889 $ 10,453,889
  Marketable securities           493,007      493,007      487,524      487,524
  Investment securities        10,919,661   10,898,518   21,039,530   20,916,750
  Loans held for sale             497,820      500,077      674,175      682,504
  Loans receivable, net       164,319,323  166,700,872  149,143,113  148,708,790
  Mortgage-backed securities   11,237,284   11,203,621   14,703,397   14,482,839

                                        1997                     1996
                             ------------------------- -------------------------
                               Carrying       Fair       Carrying       Fair
                                 Value       Value         Value       Value
                             ------------ ------------ ------------ ------------
Financial Liabilities:
  Savings, certificates and
    demand accounts          $172,212,340 $172,320,292 $167,029,221 $167,794,073
Advances from the Federal
  Home Loan Bank               15,653,565   15,618,018   17,000,000   17,000,000
Off-balance Sheet Items:
  Credit commitments         $  8,576,108 $  8,576,108 $  9,592,000 $  9,592,000
  Letters of credit               450,391      450,391      419,950      419,950

The carrying values in the preceding tables are included in the statements of financial condition under the applicable captions.

--------------------------------------------------------------------------------

NOTE Q --CONTINGENCIES

The Savings Bank makes loans to borrowers in its normal course of business which are collateralized by real and/or personal property. As a result of the Savings Bank generally holding a mortgage, deed of trust, or legal or equitable title to the loan collateral, it exhibits evidence of ownership interest in the real and/or personal property. Accordingly, the Savings Bank could be subject to various environmental laws and regulations of the United States and the state in which it operates and political subdivisions thereof. However, the Environmental Protection Agency exempts from liability, as a result of the Comprehensive Environmental, Response, Compensation and Liability Act, those persons who exhibit evidence of ownership interest in property primarily to protect their security interest. The exemption, however, does not apply if such persons participate in the management of the property. As of and for the years ended September 30, 1997 and 1996, the Savings Bank did not participate in the management of any property which it believes may be subject to environmental liability.

--------------------------------------------------------------------------------

NOTE R -- STOCK OPTION PLAN

The Savings Bank has a nonqualified stock option plan which provides for the granting of stock options to directors, officers and key employees. A maximum of 20,441 shares of stock may be issued under the plan. The option price, number of shares and grant date are determined at the discretion of the Savings Bank's board of directors. Grantees vest in the options at a rate determined by the board of directors on the date of grant. The exercise price of each option approximates the market price of the Savings Bank's stock on the date of grant. Options granted under the plan are exercisable for a period not to exceed five years from the option grant date. The Savings Bank accounts for the fair value of its grants under those plans in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." The compensation cost for options granted during fiscal 1997 and 1996 totaled approximately $16,000 and $8,000, respectively.

The weighted average fair value of the options granted during 1997 and 1996 was estimated by calculating a minimum value for each option using the following assumptions:
                                                  1997            1996
                                                 ------          ------
          Risk-free interest rate                 5.99%           6.46%
          Expected life (years)                      5               5
          Expected dividends (annually)          $1.40           $1.40
          Expected volatility                      N/A             N/A

A summary of option transactions during the years ended September 30, 1997 and 1996 is shown below:

                                                    Number      Weighted-Average
                                                  of Shares      Exercise Price
                                                  ---------     ----------------
Outstanding October 1, 1995                             --
  Granted                                            4,050           $35.00
  Exercised                                             --
  Forfeited                                         (1,800)          $35.00
                                                    ------
Outstanding at September 30, 1996                    2,250           $35.00
  Granted                                           14,250           $38.53
  Exercised                                            (10)          $35.00
  Forfeited                                           (250)          $36.00
                                                    ------
Outstanding at September 30, 1997                   16,240           $38.22
                                                    ======
Exercisable at September 30, 1997                    7,240           $36.01
                                                    ======
Available for issuance at September 30, 1997         4,201
                                                    ======

A summary of options outstanding as of September 30, 1997 is shown below:

                                        Weighted Average
                                            Remaining
                        Number          Contractual Life           Number
     Exercise         of Shares             of Shares            of Shares
       Price         Outstanding           Outstanding          Exercisable
     --------        -----------        ----------------        -----------
        $35             2,240                3 years               2,240
        $36             5,000                4 years               5,000
        $40             9,000                5 years                  --
                       ------                                      -----
                       16,240                                      7,240
                       ======                                      =====

--------------------------------------------------------------------------------

NOTE S -- CAPITALIZED MERGER COSTS

In December 1996, the Savings Bank submitted an application to the Office of Thrift Supervision ("OTS") for the approval of the reorganization of the Savings Bank into a holding company. The Savings Bank incurred certain legal and accounting costs totaling $87,724 related to the proposed reorganization. During fiscal 1997, the Savings Bank's Board of Directors made the decision to withdraw the application due to regulatory concerns. During the fiscal year ended September 30, 1997, the Savings Bank expensed $38,867 of legal, accounting and appraisal costs incurred related to the proposed reorganization and capitalized certain other costs totaling $48,857. The capitalized costs relate to consulting fees from which the Savings Bank expects to receive future benefit for the filing of a new holding company application at a later date.

CORPORATE INFORMATION

Business of the Bank
--------------------

First Federal Savings Bank of New Mexico operates as a federally chartered permanent capital stock savings bank, the deposits of which are insured by the Federal Deposit Insurance Corporation's Savings Association Insurance Fund, an agency of the Federal Government. The Savings Bank's primary business is the promotion of thrift through the solicitation of savings accounts from its depositors and the general public and the promotion of home ownership through the granting of mortgage loans, primarily to finance the purchase, construction, or improvement of residential real estate located in the state of New Mexico.


  Corporate Office
  ----------------
    First Federal Savings Bank of New Mexico
    300 North Pennsylvania Avenue
    Roswell, New Mexico -- Telephone (505) 622-6201


  Branch Offices
  --------------
    3201 N. Main                                 1810 S. Main
    Roswell, New Mexico 88201                    Roswell, New Mexico 88201

    398 Sudderth Drive                           300 E. First St.
    Ruidoso, New Mexico 88345                    Alamogordo, New Mexico 88130

    301 W. Amador                                1800 S. Telshor Blvd.
    Las Cruces, New Mexico 88011                 Las Cruces, New Mexico 88011

    7500 N. Mesa, Suite 307
    El Paso, Texas 79912


  Stock Transfer Agent                         General Counsel
  --------------------                         ---------------
    First Federal Savings Bank of New Mexico     Cusack, Jaramillo & Associates
    300 North Pennsylvania Avenue                123 West Fourth Street
    Roswell, New Mexico  88201                   Roswell, New Mexico  88201


  Independent Auditors                         Special Counsel
  --------------------                         ---------------
    Ritter, Barr & Company                       Silver, Freedman & Taff, L.L.P.
    400 East College Boulevard                   1100 New York Ave., N.W.
    P.O. Box 1836                                Washington, D.C.  20005-3934
    Roswell, New Mexico 88201

--------------------------------------------------------------------------------

Annual Meeting
--------------

The annual meeting of First Federal Savings Bank of New Mexico will be held on Monday, January 26, 1998 at 7:00 p.m., at the Savings Bank's main office, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201.

--------------------------------------------------------------------------------

Market for Common Stock
-----------------------

The common stock of First Federal Savings Bank of New Mexico is not traded on any exchange nor is there a market maker in the stock. The market for the stock is limited and sporadic. There are no accurate quarterly high bid and low bid quotations available; accordingly, such bid information by quarter is not shown. Recent transactions in the stock have been at $35 per share. As of September 30, 1997, there were approximately 276 stockholders of record (as determined by the stock transfer agent) of the Savings Bank's common stock. Dividends were paid semi-annually in 1997 and 1996 aggregating $674,572 ($1.65 per share) and $511,031 ($1.25 per share), respectively. There are certain restrictions on the payment of dividends as described in Note I to the consolidated financial statements.

Directors
---------

     Garry Owen                 Colin R. McMillan            Albert Lake, Jr.
     Investments              Chairman of the Board             Investments
                             Consulting Geophysicist
                          Chairman of the Board and CEO
                         Permian Exploration Corporation

                                  Arturo Jurado
                                    President
                                   Jurado Farms

   Russell P. Weems               Judy A. Collins            Larry L. Sheffield
      Architect                Deputy Superintendent             President
                           for Business Affairs, Chief     Sheffield Development
                           Financial and Administrative         Corporation
                              Officer for New Mexico
                                Military Institute

 Aubrey L. Dunn, Jr.              T. Brad Watkins             Edward K. David
  President and CEO              Director Emeritus               President
First Federal Savings                                         David Petroleum
  Bank of New Mexico                                            Corporation

Officers
--------
  Aubrey L. Dunn, Jr.          Blair Boyd                 Ron Rogers                   Joe Bullock
       President,         Senior Vice President,    Senior Vice President        Senior Vice President,
Chief Executive Officer     Commercial Loans          CFO and Secretary       Las Cruces Division President

      Sean Ormand            Phyllis Yruegas            John Marquardt                Judith J. Vie
    Vice President           Vice President             Vice President           Senior Vice President of
    Consumer Loans           Mortgage Loans       Alamogordo Branch Manager      Operations and Treasurer

      Tom Rigsby            Russell Foddrill              B.J. Logan                  Jessica Bryant
    Vice President           Vice President             Vice President                Vice President,
Ruidoso Branch Manager       Consumer Loans              El Paso LPO                    Operations

     Orlene Lucas            Mark Northcutt              Pam Bernard                   Janice Smith
 Asst. Vice President     Asst. Vice President       Asst. Vice President          Asst. Vice President
                               Controller                                         Internal Loan Reviewer

      James Kunko            Michelle Chavez             Carole Baca                  Nancy Fritsch
   Internal Auditor/       Asst. Vice President       Asst. Vice President          Asst. Vice President
  Compliance Officer        Operations Officer          Consumer Loans             Collection Manager

     Gloria Yanez              Shelly Jett               Lupe Loving                   Tammy Beaver
 Asst. Vice President     Asst. Vice President     Assistant Vice President         Operations Officer
      Operations             Consumer Loans         Consumer Loan Officer

     Katie Newton             Geneva Britt            Jennie Bustamante               Dayna Johnson
    Mortgage Loan          Operations Officer       Consumer Loan Officer         Mortgage Loan Officer
  Servicing Officer

                              Xan Carpenter            Deanna Linthicum
                           Operations Officer       Mortgage Loan Officer

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.
          ------------------------------------------

     Section 145 of the Delaware General Corporation Law provides that an officer, director, employee or agent may be indemnified by the Registrant from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed "proceedings" (including civil, criminal, administrative or investigative proceedings) in which such person is involved by reason of such person's position with the Registrant, provided that a determination has been made (by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or if such a quorum is not obtainable, by independent legal counsel in a written opinion, or by the shareholders) that such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Registrant, such person may not be indemnified if the person has been adjudged liable for negligence or misconduct in the performance of such person's duty to the Registrant unless the court otherwise determines. To the extent that such person has been successful on the merits or otherwise in the defense of any proceeding, the Delaware Corporations Code provides that such person shall be indemnified.

     Provisions regarding indemnification of directors, officers, employees or agents of the Registrant contained in Article Ninth of the Registrant's Certificate of Incorporation (filed as part of the Prospectus/Proxy Statement) are incorporated herein by this reference. Article Ninth also provides for the authority to purchase insurance with respect thereto and is incorporated herein by reference.

Item 21.  Exhibits and Financial Statement Schedules.
          -------------------------------------------
   2      Agreement  and  Plan  of  Merger   (attached  as  Appendix  A  to  the
          Prospectus/Proxy   Statement  filed  as  part  of  this   Registration
          Statement and hereby incorporated by reference).

   3.1 Certificate of Incorporation of First Federal Bank of the Southwest, Inc. (attached as Appendix B to the Prospectus/ Proxy Statement filed as part of this Registration Statement and hereby incorporated by reference).

   3.2    Bylaws of First Federal Bank of the Southwest, Inc.

   4      Form of Common Stock Certificate.

   5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to the legality of the Common Stock.

   8      Tax Opinion of Ritter, Barr & Company

  13 1997 Annual Report to Stockholders of First Federal Savings Bank of New Mexico (Attached as Appendix D to the Prospectus/Proxy Statement filed as part of this Registration Statement and hereby incorporated by reference).

  21      Subsidiaries of the Registrant.

  23.1    Consent of Silver, Freedman & Taff, L.L.P.

  23.2    Consent of Ritter, Barr & Company

  24      Power of Attorney (included in Part II of the Registration Statement).

  99 Form of Proxy to be mailed to stockholders of First Federal Savings Bank of New Mexico

Item 22.  Undertakings.
          -------------

(1) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of New Mexico, on May 8, 1998.
                                       FIRST FEDERAL BANK OF THE SOUTHWEST, INC.

                                       By:  /s/ Aubrey L. Dunn,Jr.
                                            ------------------------------------
                                            Aubrey L. Dunn, Jr.
                                            (Duly Authorized Representative)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey L. Dunn, Jr. his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Aubrey L. Dunn, Jr.                               Date:  May 8, 1998
--------------------------------------------                 -------------------
Aubrey L. Dunn, Jr., President,
Chief Executive Officer and Director
(Principal Executive and Operating Officer)


/s/ Ronald D. Rogers                                  Date:  May 8, 1998
--------------------------------------------                 -------------------
Ronald D. Rogers, Senior Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)


/s/ Colin R. McMillan                                 Date:  May 8, 1998
--------------------------------------------                 -------------------
Colin R. McMillan, Chairman of the Board


/s/ Albert Lake, Jr.                                  Date:  May 8, 1998
--------------------------------------------                 -------------------
Albert Lake, Jr., Director


/s/ Arturo Jurado                                     Date:  May 8, 1998
--------------------------------------------                 -------------------
Arturo Jurado, Director


/s/ Edward K. David                                   Date:  May 8, 1998
--------------------------------------------                 -------------------
Edward K. David, Director


/s/ Larry Sheffield                                   Date:  May 8, 1998
--------------------------------------------                 -------------------
Larry Sheffield, Director


/s/ Russell P. Weems                                  Date:  May 8, 1998
--------------------------------------------                 -------------------
Russell P. Weems, Director


/s/ Garry Owen                                        Date:  May 8, 1998
--------------------------------------------                 -------------------
Garry Owen, Director


/s/ Judy A. Collins                                   Date:  May 8, 1998
--------------------------------------------                 -------------------
Judy A. Collins, Director

      As filed with the Securities and Exchange Commission on May 8, 1998

                                                      Registration No. 333-
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                  ------------




                                    EXHIBITS

                                       TO

                                    FORM S-4

                                      UNDER

                           THE SECURITIES ACT OF 1933




                                  ------------




                    FIRST FEDERAL BANK OF THE SOUTHWEST, INC.
                          300 North Pennsylvania Avenue
                            Roswell, New Mexico 88201




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                                  EXHIBIT INDEX

                                                                     Page Number
                                                                         in
                                                                    Sequentially
Regulation                                                            Numbered
    S-B                                                             Registration
  Number                                                              Statement
----------                                                          ------------
    2         Agreement and Plan of Merger (attached as Appendix
              A to the Prospectus/Proxy  Statement filed as part
              of this Registration Statement) ..................         N/A

    3.1       Certificate of Incorporation of First Federal Bank
              of the Southwest,  Inc. (attached as Appendix B to
              the Prospectus/Proxy Statement) ..................         N/A

    3.2       Bylaws  of First  Federal  Bank of the  Southwest,
              Inc. .............................................          --

    4         Form of Common Stock Certificate .................          --

    5         Opinion of Silver,  Freedman & Taff,  L.L.P.  with
              respect to the legality of the Common Stock ......          --

    8         Tax Opinion of Ritter, Barr & Company ............          --

   13         1997  Annual  Report  to   Stockholders  of  First
              Federal  Savings  Bank of New Mexico  (Attached as
              Appendix D to the Prospectus/Proxy Statement filed
              as part of this Registration Statement) ..........         N/A

   21         Subsidiaries of the Registrant ...................          --

   23.1       Consent of Silver, Freedman & Taff, L.L.P ........          --

   23.2       Consent of Ritter, Barr & Company ................          --

   24         Power  of  Attorney  (included  in  Part II of the
              Registration Statement) ..........................          --

   99         Form of Proxy Card to be mailed to stockholders of
              First Federal Savings Bank of New Mexico .........          --